UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under 240.14a-12
Kemper Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of 2016 Annual Meeting & Proxy Statement

Kemper Corporation
One East Wacker Drive
Chicago, Illinois 60601
kemper.com

Notice of 2016 Annual Meeting of Shareholders to Be Held May 4, 2016

The 2016 Annual Meeting of the Shareholders (“Annual Meeting”) of Kemper Corporation (“Company” or “Kemper”) will be held at 8:00 a.m., Central Daylight Time, on Wednesday, May 4, 2016, at The Kemper Building, One East Wacker Drive, Chicago, Illinois 60601. Attendees providing proper identification will be directed to the meeting room located on the 20th floor. The purpose of the Annual Meeting will be to:

1.	Elect a Board of Directors;

2.	Consider and vote on an advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accountant for 2016;

3.	Consider and vote on approval of the material terms of the performance goals under the Company's 2011 Omnibus Equity Plan; and

4.	Consider and act upon such other business as may be properly brought before the meeting.

The Board of Directors of Kemper has fixed March 11, 2016 as the record date (“Record Date”) for determining shareholders entitled to receive this notice and to vote at the 2016 Annual Meeting or any adjournments or postponements of the meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A list of registered shareholders as of the close of business on March 11, 2016 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 4, 2016 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors,
C. Thomas Evans, Jr.
Secretary
Chicago, Illinois
March 24, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 4, 2016: The Company’s 2016 Proxy Statement and 2015 Annual Report to Shareholders are available at proxyvote.com.

Regardless of whether you plan to attend the Annual Meeting, please vote your proxy as promptly as possible. You may vote by timely returning your signed and dated proxy card in the postage-paid envelope provided, or you may vote by telephone or through the Internet. Instructions are printed on your proxy card. To obtain directions to attend in person, you may contact Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com.

Proxy Statement Summary

Proxy Statement Summary
The Board of Directors of Kemper is furnishing you with this Proxy Statement to solicit your proxy to be voted at Kemper’s Annual Meeting. This Proxy Statement Summary highlights information contained elsewhere in this proxy statement. Please read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders
Date:            Wednesday, May 4, 2016
Time:            8:00 a.m. Central Daylight Time
Location:        The Kemper Building
One East Wacker Drive
Chicago, Illinois 60601
Record Date:        March 11, 2016

Voting Matters and Board Recommendations

	Matter	Board Recommendation	Page Reference
1.	Election of Directors	FOR	11
2.	Advisory vote on the ratification of independent registered public accountant	FOR	17
3.	Approval of the material terms of the performance goals under the Company's 2011 Omnibus Equity Plan.	FOR	52

How to Cast Your Vote
The proxies may also be voted at any adjournments or postponements of the Annual Meeting.
The mailing address of our principal executive office is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about March 24, 2016 to all shareholders entitled to vote at the Annual Meeting.
All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting. For more information, please refer to the Frequently Asked Questions section under the heading Voting and Record Date on page 65.

Board and Corporate Governance

Board and Corporate Governance

Meetings and Committees of the Board of Directors
There are four principal committees of the Board of Directors (“Board of Directors” or “Board”): (1) Audit Committee; (2) Compensation Committee; (3) Investment Committee; and (4) Nominating & Corporate Governance (“NCG”) Committee. The Board has adopted written charters for each of the committees, copies which are available on the Company’s website at kemper.com under Governance. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.
Under the Company’s Corporate Governance Guidelines and Policy on Director Attendance at Annual Meetings, directors are expected to attend: (1) annual shareholder meetings; (2) Board meetings; and (3) Board committee meetings for the committees on which they serve, unless unavoidable obligations or other circumstances prevent their attendance. Each incumbent director attended at least 94 percent of the 2015 meetings of the Board and Board committees on which he or she served. The non-employee and independent members of the Board meet regularly in executive sessions. In addition, each of the directors who was a member of the Board on the date of the 2015 Annual Meeting attended such meeting.
The following table shows the number of 2015 Board and Board committee meetings held and actions taken by unanimous written consent in lieu of meetings:

	Board	Audit Committee	CEO Search Committee (1)	Compensation Committee	Executive Committee (2)	Investment Committee	NCG Committee	Strategy Committee (2)
Meetings Held	6	6	2	5	—	1	5	2
Actions Taken By Written Consent	1	—	—	2	2	—	—	1

(1)
Following an organizational meeting in June 2015, the CEO Search Committee undertook its assignment through frequent consultations with a prominent executive search firm, discussions with other Board members about considerations for a new CEO, interviews with a significant number of potential candidates, and meetings with final candidates before deliberating on an ultimate recommendation to the Board. The Board approved the dissolution of the CEO Search Committee, effective as of the conclusion of the Board meeting on November 19, 2015.

(2) The Board approved the dissolution of the Strategy Committee, effective as of the conclusion of the Board meeting on May 6, 2015, and the dissolution of the Executive Committee, effective as of the conclusion of the Board meeting on November 19, 2015.
The following table shows the current membership and Chair of the Board and its four principal Board committees:

Name	Board	Audit Committee	Compensation Committee	Investment Committee	NCG Committee
George N. Cochran	✓	Chair		✓
Kathleen M. Cronin	✓	✓	✓		✓
Douglas G. Geoga	✓	✓	Chair
Robert J. Joyce	Chair	✓			✓
Christopher B. Sarofim	✓			Chair
Joseph P. Lacher, Jr.	✓			✓
David P. Storch	✓		✓		Chair

Board and Corporate Governance

The following is a brief description of the functions of the four principal Board committees:

Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent registered public accountant’s qualifications, independence and performance; and

•	performance of the Company’s internal audit function.
The Audit Committee is a standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Under its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including prior approval of the audit engagement fees and terms. The Audit Committee is also responsible for, among other matters, reviewing and discussing with management the Company’s financial statements and disclosures, internal controls, internal audit function, and major risk exposures and steps taken by management to monitor and control such exposures, including its enterprise risk management (“ERM”) structure and program.
The Board has determined that each member of the Audit Committee is independent and financially literate in accordance with the New York Stock Exchange (“NYSE”) Listed Company Manual (“NYSE Listing Standards”) and meets the independence requirements for audit committee membership under the rules of the Securities and Exchange Commission (“SEC”). In addition, the Board has determined that Messrs. Cochran and Joyce are qualified as audit committee financial experts under the SEC rules.

Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities relating to:

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (“CEO”) and evaluating the CEO’s performance and compensation in light of such goals and objectives;

•	overseeing the compensation of the Company’s executive officers and other members of senior management as may be designated by the committee from time to time;

•	reviewing and approving the Company’s incentive compensation and equity-based compensation plans;

•	reviewing and approving the material terms of any employment agreements or severance or change-in-control arrangements involving any of the Company’s executive officers; and

•	reviewing and making recommendations to the Board on non-employee director compensation.
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. Additional information about the Compensation Committee’s procedures is provided below on page 19 in the section entitled Executive Compensation.

Investment Committee
The Investment Committee oversees the Company’s investment objectives and policies and reviews the performance of the Company’s investment portfolio on a consolidated basis. The Investment Committee is also responsible for reviewing and approving the policies and objectives for the Company’s investment activities that are established and maintained by the Company’s Chief Investment Officer.

Board and Corporate Governance

NCG Committee
The NCG Committee assists the Board in fulfilling its responsibilities with respect to:

•	identifying potential candidates qualified to become Board members and recommending director nominees to the Board in connection with each annual meeting of shareholders;

•	developing and assessing principles and guidelines for corporate governance, executive succession, business conduct and ethics;

•	leading the Board in its annual review of the performance of the Board and Board committees; and

•	recommending to the Board director nominees, chairs for each Board committee and a Board member to serve as Chair.
The Board has determined that each member of the NCG Committee is independent in accordance with the NYSE Listing Standards.

Corporate Governance
The Corporate Governance Guidelines, Code of Business Conduct and Ethics, Charters for Board committees and other corporate governance information can be found on the Company’s website at kemper.com under Governance. Copies of these documents may also be obtained free of charge by request to the Company at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

Selection of Board Nominees
In accordance with its charter, the NCG Committee recommends a slate of director nominees for election each year at the Annual Meeting. As needed to fill actual or anticipated vacancies on the Board of Directors, the NCG Committee screens and interviews candidates, and conducts inquiries into each candidate’s background, qualifications and independence in accordance with the NYSE Listing Standards and SEC rules. The NCG Committee may, in its discretion, retain recruiters to identify and evaluate director candidates.
The Company will also consider director recommendations by shareholders that are made in writing, addressed to the Company’s Secretary, and include: (a) the candidate’s name, address and telephone number; (b) a brief biographical description of the candidate, including his or her occupation for the last five years and a statement of the qualifications of the candidate to serve as director; and (c) the candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement as a nominee. The NCG Committee will consider shareholder recommendations using the same standards it uses to assess all other candidates for director.
The NCG Committee evaluates potential nominees for director against the following standards that were previously adopted by the Board, as well as other attributes and skill sets considered desirable or necessary to address particular needs from time to time:

•	The highest ethical standards and integrity;

•	Willingness and ability to devote sufficient time to the work of the Board;

•	Willingness and ability to represent the interests of shareholders as a whole rather than those of special interest groups;

•	No conflicts of interest that would interfere with performance as a director;

•	A reputation for working constructively with others;

•	A history of achievement at a high level in business or the professions that reflects superior standards; and

•	Qualities that contribute to the Board’s diversity.

Board and Corporate Governance

The primary focus in recruitment and nomination of directors has been on skills and experience. Other than as noted in the last bullet point above, the NCG Committee does not have a specific policy or requirement with regard to its consideration of diversity in identifying director nominees, nor has it attempted to define or limit the concept of “diversity” to any particular set of characteristics. The NCG Committee and the Board believe that the Board should be comprised of members with complementary and diverse skills and experience which, collectively, contribute breadth of perspective and enable the Board to be an effective overseer of a publicly-traded insurance organization.

Related Person Transactions
The Board has adopted a written policy (“Policy on Related Person Transactions”) for review, approval and ratification of transactions involving the Company and “related persons” (directors, executive officers, shareholders owning 5 percent or more of Kemper common stock (“Common Stock”), or immediate family members of any of the foregoing). The Policy on Related Person Transactions covers any related person transaction unless it involves: (i) a transaction generally available to all employees of the Company; (ii) less than $120,000 in the aggregate; or (iii) a relationship as an insurance policyholder entered and maintained in the ordinary course of business of a subsidiary of the Company on terms no more favorable to the related person than those applicable to non-affiliated third parties or those generally available to employees of the Company. Covered related person transactions must be approved or ratified by the NCG Committee. In addition, approval under the Policy on Related Person Transactions is required before the Company can make charitable contributions exceeding $120,000 in the aggregate in any fiscal year to a charitable organization for which a related person serves as an executive officer, director, trustee or in a similar capacity.
Upon learning of a proposed or existing related person transaction requiring review under the Policy on Related Person Transactions, management is required to submit the matter for consideration to the NCG Committee, which will review the transaction and make a determination as to whether it is consistent with the best interests of the Company and its shareholders. In its review, the NCG Committee considers the facts and circumstances it deems significant and relevant to the particular transaction, including such factors as the related person’s relationship to the Company and interest in the transaction, the value of the transaction and any reasonable alternatives, and the potential impact of the transaction on the Company, the related person and other applicable parties. No director who is on the NCG Committee will participate in the review or approval under the Policy on Related Person Transactions of a transaction involving such director or a member of his or her immediate family.
In accordance with the Policy on Related Person Transactions, the NCG Committee has reviewed certain transactions with the Company involving Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm. Christopher Sarofim, Vice Chairman of FS&C, has served on Kemper’s Board since May 2013. Fayez Sarofim, Chairman of the Board, Chief Executive Officer, a director and the majority shareholder of FS&C, was a member of Kemper’s Board until his retirement on May 1, 2013, and is the beneficial owner of more than 5 percent of the Company’s stock. Pursuant to an agreement entered into between FS&C and the Company’s subsidiary, Trinity Universal Insurance Company (“Trinity”), FS&C provided investment management services with respect to certain Trinity assets until Trinity disposed of them in 2015 and the agreement was terminated. Pursuant to an agreement entered into between FS&C and the Company’s tax-qualified defined benefit pension plan (“Pension Plan”), FS&C provides investment management services with respect to certain Pension Plan funds. The agreements governing these services may be terminated by either party at any time on 30 days advance written notice. At December 31, 2015, the Pension Plan had $137.2 million in assets under management with FS&C. Under these arrangements, FS&C is, in the case of the Pension Plan, or was, in the case of Trinity, entitled to fees calculated and payable quarterly based on the fair market value of the assets under management. During 2015, Trinity incurred fees of $0.1 million, and the Pension Plan incurred fees of $0.4 million, to FS&C.

Director Independence
The Board has adopted categorical standards (“Director Independence Standards”) to assist in its determination of director independence as required by Section 303A of the NYSE Listing Standards and applicable SEC rules. The Director Independence Standards are posted under Governance on the Company’s website at kemper.com. Under the Director Independence Standards, a director is not independent for purposes of his or her service on the Board or a particular Board committee unless the director and his or her immediate family members meet all independence requirements applicable to such service under the NYSE Listing Standards and SEC rules. The Director Independence Standards incorporate by reference certain

Board and Corporate Governance

relationships listed in the NYSE and SEC independence rules. In addition, the Director Independence Standards define four specific types of relationships as categorically immaterial. Two of these types of relationships involve an organization or entity that either received charitable contributions from the Company or engaged in transactions with the Company, in either case to the extent the annual amounts involved did not exceed $120,000. The other two types of relationships are: (i) status as an insurance policyholder of a Company subsidiary in the ordinary course of business of the subsidiary on terms no more favorable to the director than those applicable to policies with unaffiliated third parties or those generally available to Company employees; and (ii) the receipt by a director of administrative support or retirement compensation for prior service from a former employer of such director that has a business relationship with the Company. The Board believes that these specified types of relationships would not affect or influence the Company’s business relationships or create a direct or indirect material interest in the Company’s business transactions on the part of a director.
In connection with its annual independence assessment of the individuals recommended by the NCG Committee as nominees for election to the Board at the 2016 Annual Meeting, the Board reviewed the applicable independence rules and the factual information derived from the questionnaires and affirmations completed by the individual directors and other available information. The Board affirmatively determined that, under the NYSE Listing Standards, applicable SEC rules and the Director Independence Standards, a majority of the members of the Board are independent, and that director Nominees Cochran, Cronin, Geoga, Joyce and Storch are each independent and have no material relationships with the Company.

Compensation Committee Interlocks and Insider Participation
The Board has determined that each member of the Compensation Committee is independent in accordance with the NYSE Listing Standards. The Compensation Committee consists of Nominees Cronin, Geoga and Storch. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries, and none of these individuals had a relationship with the Company during 2015 that required disclosure by the Company under the SEC rules on transactions with related persons. Related person transactions and the independence of the non-employee members of the Company’s Board are discussed in more detail under the two preceding headings, Related Person Transactions and Director Independence. No executive officer of the Company has served as a director or member of the compensation committee or other board committee of another entity that had an executive officer who served on the Company’s Compensation Committee or Board.

Board Leadership and Role in Risk Oversight

Board’s Leadership Structure
The leadership of the Company’s Board changed in November 2015 when Donald G. Southwell resigned from the Board and his positions as Chairman of the Board, President and CEO. At that time, Mr. Joyce was designated Chairman of the Board, and Mr. Lacher was elected to the Board and the positions of President and CEO. Under the Company’s Corporate Governance Guidelines, the designation of an independent Chairman of the Board obviates the need for a Lead Director, a position held by Mr. Storch since 2012. The current Board structure includes a Chairman of the Board and four principal board committees. The Audit Committee, Compensation Committee and NCG Committee are comprised entirely of independent directors; the Investment Committee is comprised of an independent director, another non-employee director and the CEO.
The Board has no set policy on whether the offices of Chairman and CEO should be held by the same person, and believes the combination or separation of these offices should be determined by the circumstances of the Company and the composition of the Board. The Chairman and CEO positions were previously held by the same individual, a structure that served the Company well under the leadership of Mr. Southwell, who had held other senior executive positions with the Company and had significant interaction with the Board prior to his election as CEO. When Mr. Lacher joined the Company as President and CEO, having no prior history with the Company, the Board determined that it was appropriate to designate an incumbent director to fill the position of Chairman. The Chairman of the Board serves as the primary liaison between non-employee directors and the CEO (although all non-employee directors are encouraged to communicate freely with the CEO and other members of management at any time). In addition, the Chairman sets agendas for, and presides over, the executive sessions of non-employee directors and at Board meetings.

Board and Corporate Governance

The Company believes that its leadership structure is appropriate for the Company given the role of the Chairman and current membership of the Board. In addition to the leadership provided by the Chairman, all non-employee and independent directors meet regularly in executive session and provide independent oversight of the Company, and significant functions are also provided by the key Board committees and the independent outside advisors those committees utilize in their discretion.

Board’s Role in Risk Oversight
The Board plays an active role in the oversight of risk assessment and management at various levels of the Board’s leadership structure. Board and Board committee meetings provide the directors with regular opportunities to discuss key matters and raise questions with management, auditors and any consultants retained by the Board or its committees. The Board is regularly informed by members of the Company’s executive and operational management about a wide range of matters that could pose significant risks to the Company. These include, for example, strategic plans, corporate transactions, and significant operational projects and developments. In addition, Board committees have the opportunity to evaluate areas of potential risk on issues pertinent to their particular functional responsibilities.
The Audit Committee has oversight responsibilities pertaining to a number of matters that involve potential risk to the Company, most notably, the Company’s financial reporting and internal controls, ERM functions, the internal audit function, matters reported through the Company’s Corporate Responsibility Hotline, guidelines and policies regarding financial risk assessment and management, and the performance of the Company’s independent auditors. In carrying out these responsibilities, the Audit Committee reviews, for example, the Company’s quarterly and annual financial statements and related SEC disclosures and auditor’s reports and communications, ERM structure and program, major risk exposures (including risks associated with catastrophe losses) and management assessments and controls, and internal audit plans and significant findings. The Compensation Committee has oversight responsibilities pertaining to the Company’s executive compensation and equity-based compensation programs. In carrying out these responsibilities, the Compensation Committee reviews performance goals and metrics under the Company’s cash incentive and equity-based compensation plans, related look-back and projection assessments, and levels of ownership of the Company’s Common Stock by its executives.

Director Compensation

Director Compensation

2015 Annual Non-Employee Director Compensation Program
The following table shows the 2015 non-employee director compensation program:

Board/Committee/Position	Annual Chair Retainer($)		Annual Non-Chair Retainer ($)		Meeting Attendance Fee ($)		Stock Option Award (#)		Deferred Stock Unit Award (#)
Board of Directors	130,000	(1)	35,000		1,500		4,000	(2)	500	(2)
Lead Director	—		20,000	(1)	—		—		—
Audit Committee	27,000		12,000		2,000	(3)	—		—
CEO Search Committee (4) Chair	—		—		—		1,965	(5)	—
CEO Search Committee Non-Chair	—		—		—		1,179	(5)	—
Compensation Committee	15,000		8,000		—		—		—
Executive Committee (4)	—		8,000		—		—		—
Investment Committee	15,000		10,000		3,000	(6)	—		—
NCG Committee	15,000		5,000		—		—		—
Strategy Committee (7)	30,000		5,000		—		—		—

(1)
As described above under the heading Board’s Leadership Structure, effective November 19, 2015, the Board designated an independent Chairman of the Board, obviating the Lead Director position, and approved a retainer for the independent Chairman position.

(2)
Under the program in place for 2015, at the conclusion of each Annual Meeting, each director who is not an employee of the Company or any subsidiary of the Company automatically received a grant of options to purchase 4,000 shares of Common Stock and a deferred stock unit (“DSU”) award covering 500 shares of Common Stock under the Company’s 2011 Omnibus Equity Plan (“Omnibus Plan”), and each new member of the Board of Directors who was not employed by the Company also received a grant of options to purchase 4,000 shares of Common Stock, with a tandem stock appreciation right.

(3)	Meeting attendance fee is $2,000 for each Audit Committee meeting attended on a day other than a day when the Board of Directors meets.

(4)	The Board dissolved the CEO Search Committee and Executive Committee, effective November 19, 2015.

(5)
On November 19, 2015, the Board approved the retainer for each member of the CEO Search Committee, consisting of a one-time retainer in the form of a stock option award, with a value of $20,000 for the committee Chair and $12,000 for each other member of the committee, with the number of option shares granted determined by dividing such value by 25% of the closing price of a share of Common Stock on the grant date. On November 19, 2015, Mr. Geoga, as Committee Chair, received a stock option award covering 1,965 shares, and Messrs. Cochran, Joyce and Storch, as Committee members, each received a stock option award covering 1,179 shares.

(6)	Meeting attendance fee is $3,000 for each Investment Committee meeting attended on a day other than a day when the Board of Directors meets.

(7)	On May 6, 2015, the Board dissolved the Strategy Committee, effective as of the conclusion of the Board meeting that day.
The exercise price for options granted to non-employee directors is the closing price of a share of Common Stock on the grant date. Options are fully vested when granted. All non-employee director options expire on the tenth anniversary of the grant date and, for options granted prior to 2009, include the right to receive restorative options under specified circumstances. As discussed in the Compensation Discussion and Analysis section under the heading Elimination of Restorative Option Program on page 34, the restorative option program was eliminated on a prospective basis effective in

Director Compensation

2009. As a result, annual stock option awards granted by the Company beginning in 2009 do not include the right to receive restorative options. In connection with options granted prior to 2009, restorative options are granted automatically to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, to satisfy the exercise price, so long as certain requirements are met at the time of exercise.
The non-employee directors are eligible to defer up to 100 percent of the fees earned for service on the Board and Board committees under the Deferred Compensation Plan. For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section below under the caption Deferred Compensation Plan.
The DSUs granted to non-employee directors give the holder the right to receive one share of Common Stock for each DSU issued and are fully vested on the date of grant. Holders of DSUs are entitled to receive dividend equivalents in cash in the amount and at the time that dividends would have been payable if the DSUs were shares of Common Stock. Conversion of the DSUs into shares of Common Stock is deferred until the date the holder’s service on the Board terminates.
All directors are entitled to reimbursement for travel expenses incurred in attending Board and Board committee meetings and other Company business. Each of the Company’s directors, including any director who is also a member of management, is a party to an indemnification and expense advancement agreement with the Company, as permitted by the Delaware General Corporation Law. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Amended and Restated Bylaws (“Bylaws”) and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.

Changes Made to Non-Employee Director Compensation for 2016
The Board revised the equity-based compensation portion of the annual non-employee director compensation program, effective May 4, 2016. Each non-employee director will receive an annual DSU award covering shares of Common Stock with a grant date value of $75,000 at the conclusion of each annual shareholder meeting. Stock options will no longer be granted annually or when a new director joins the Board.

Director Compensation Table
The following table shows the compensation earned in 2015 based on the annual non-employee director compensation program in effect for 2015. The specific amount of fees earned and awards granted differs for individual directors based on the particular committees on which they sit, the dates they joined or departed from the Board and specific committees, and the variable fee structure for each committee and committee chairs versus non-chair members as shown in the table above on page 8.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Option Awards ($)(2)	Deferred Stock Unit Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
James E. Annable	43,500	28,709	19,190	240	91,639
George N. Cochran	70,811	65,357	19,190	360	155,718
Kathleen M. Cronin	69,306	56,604	19,190	360	145,460
Douglas G. Geoga	89,304	43,296	19,190	1,320	153,110
Julie M. Howard	19,615	—	—	240	19,855
Robert J. Joyce	120,718	37,462	19,190	1,320	178,690
Wayne Kauth	26,500	—	—	240	26,740
Christopher B. Sarofim	60,511	28,709	19,190	1,320	109,730
David P. Storch	93,305	37,462	19,190	1,320	151,277
Richard C. Vie	22,846	—	—	240	23,086

Director Compensation

(1)
Fees shown were earned for service on the Board and/or Board committees, and include any amounts deferred at the election of an individual Board member under the Kemper Corporation Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”). For more information about the Deferred Compensation Plan, see the narrative discussion in the Executive Officer Compensation and Benefits section under the heading Nonqualified Deferred Compensation on page 45.

(2)
The amounts shown represent the aggregate grant date fair values of the initial stock option awards granted to Mr. Cochran and Ms. Cronin when they joined the Board on February 4, 2015 and the annual stock option and DSU awards granted on May 6, 2015 to all of the designated directors. The grant date fair values for the annual awards were estimated for stock options at $7.18 based on the Black-Scholes option pricing model, and for DSUs were based on the grant date closing price ($38.38) per share of Common Stock.  In addition, members of the CEO Search Committee received additional stock option awards on November 19, 2015. The grant date fair values for these stock option awards were $7.42 and were determined using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 10, Long-term Equity-based Compensation, to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Additional information about director stock option grants is provided in the narrative preceding this table.

For each non-employee director, the following table shows the total number of outstanding stock option shares and DSUs held as of December 31, 2015:

Name	Outstanding Option Shares as of 12/31/15 (#)	Deferred Stock Units as of 12/31/15 (#)
James E. Annable	—	—
George N. Cochran	9,179	500
Kathleen M. Cronin	8,000	500
Douglas G. Geoga	41,965	1,500
Julie M. Howard	—	—
Robert J. Joyce	17,179	1,500
Wayne Kauth	—	—
Christopher B. Sarofim	16,000	1,500
David P. Storch	29,179	1,500
Richard C. Vie	—	—

(3)	The amounts shown in this column represent the amounts paid as dividend equivalents in connection with outstanding DSUs.

Proposal 1

Proposal 1: Election of Directors

Overview
Shareholders are being asked to elect seven directors. Directors serve for a term of one year or until the election of their successors, or as otherwise provided under the Bylaws. If any of the director nominees for election to the Board at the Annual Meeting (“Nominees”) named below declines or is unable to serve as a director (which is not anticipated), the individuals designated as proxies on the proxy card reserve full discretion to vote for any or all other persons who may be nominated. A director nominee will be elected if the number of votes cast “for” exceeds the number of votes cast “against” his or her election.

Business Experience of Nominees
The NCG Committee considers and recommends candidates for the Board. Each of the individuals selected to serve as a Nominee meets the nominee standards for Board members as described above on page 4. The NCG Committee and the Board believe that each Nominee has demonstrated significant business achievements, ethical principles and commitment to serve the Company and its shareholders, and that the specific experience, qualifications, attributes and skills of each Nominee add to the collective ability of the Board to perform its duties and discharge its responsibilities with competence, professionalism and expertise.
The following is a summary of the background and public-company directorships held by each Nominee over at least the past five years, as well as some specific factors particular to such Nominee that, combined with the generally applicable factors noted above, led the Board to conclude that he or she should be selected as a Nominee for election to the Board at the Annual Meeting:

George N. Cochran
Age: 61
Director since: 2015
Mr. Cochran served as Chairman in the Global Financial Institutions Group at Macquarie Capital until his retirement in December 2014. Previously, he was the Chairman of Fox-Pitt Kelton Cochran Caronia Waller (“FPKCCW”) and a co-founder of its predecessor firm, Cochran Caronia Waller (“CCW”). FPKCCW was acquired by Macquarie Capital in November 2009. Prior to co-founding CCW, Mr. Cochran developed Kidder Peabody’s Insurance M&A and Financing Practice and also served as Managing Director and Insurance Industry Head of Coopers & Lybrand Securities, LLC.
Mr. Cochran brings considerable insurance industry expertise to the Board, as well as substantial merger and acquisition knowledge specific to the industry. His experience in top leadership roles at several investment banking firms provides the Board with additional expertise in the areas of executive development and operational management. In addition, Mr. Cochran is a National Association of Corporate Directors (“NACD”) Governance Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD’s comprehensive program of study for directors and corporate governance professionals.

Kathleen M. Cronin
Age: 52
Director since: 2015
Ms. Cronin is Senior Managing Director, General Counsel and Corporate Secretary for CME Group Inc. (“CME Group”), the world’s leading and most diverse derivatives marketplace. Before joining CME Group in November 2002, Ms. Cronin was in private practice at the law firm of Skadden, Arps, Slate, Meagher and Flom, where she was employed for more than ten years and focused her practice on corporate, securities offerings and transactional matters. From 1995 to 1997, Ms. Cronin served as Chief Counsel/Corporate Finance for Sara Lee Corporation.
Ms. Cronin’s role overseeing audit, compliance, regulatory and risk management functions at CME Group, and her experience in the areas of information security, corporate governance, corporate law and corporate finance, provide the Board with

Proposal 1

important knowledge and perspective on the challenges of doing business in a highly-regulated industry. Her background in these areas also makes her particularly well-suited to serve on the Audit and NCG Committees.

Douglas G. Geoga
Age: 60
Director since: 2000
Mr. Geoga is President and Chief Executive Officer of Salt Creek Hospitality, LLC, a privately-held firm engaged in making investments in the hospitality industry and providing related advisory services. Since 2013, Mr. Geoga has also served as the non-executive Chairman of the Board of Directors of Extended Stay America, Inc., the owner/operator of the Extended Stay America® Hotel chain, and ESH Hospitality, Inc., a related real estate investment trust, the common stock of which are traded together as paired shares. From October 2010 until the completion of an initial public offering of these two companies in November 2013, Mr. Geoga served as non-executive Chairman of the owner of the Extended Stay America Hotel chain. Since October 2014, Mr. Geoga has also served as Chairman of Atlantica Investment Holdings Limited, which through affiliated companies is the second largest manager of hotels in Brazil, and since February 2014, he has served as a director of Carefree Communities, Inc., a company that owns and operates a chain of recreational vehicle/mobile home communities in the United States and Canada. From October 2012 until September 2015, Mr. Geoga also served as Executive Chairman of Foundations Recovery Network, LLC, an owner and operator of residential and outpatient substance abuse treatment centers. From July 2006 until December 2009, Mr. Geoga’s primary occupation was serving as principal of Geoga Group, LLC, an investment and advisory consulting firm focused primarily on the hospitality industry. Until July 2006, Mr. Geoga served as the President of Global Hyatt Corporation, Hyatt Corporation and AIC Holding Co., which collectively operated the Hyatt chain of hotels throughout the world. From 2000 through 2005, Mr. Geoga served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm which was engaged in making investments in lodging and hospitality companies and projects.
Mr. Geoga’s leadership roles at Extended Stay Hotels and Hyatt, both prominent companies in their industry, as well as his extensive experience in private business investment, brings to the Board the perspective of both an operating executive and one who is sophisticated in corporate investments and finance.

Robert J. Joyce
Age: 67
Director since: 2012
Mr. Joyce has served as Chairman of the Board of Directors of the Company since November 2015. Mr. Joyce served as Chairman and Chief Executive Officer of Westfield Group from July 2003 to January 2011, and as Executive Chair of Westfield’s Board from January 2011 until his retirement in March 2012. Westfield Group is privately held and provides a broad portfolio of insurance and financial services. Mr. Joyce also served as Chairman of Westfield Bank from December 2001 to April 2010. Prior to joining Westfield in 1996, Mr. Joyce held various senior leadership positions with Reliance Insurance Group and previously worked as a certified public accountant. Mr. Joyce served as a U.S. Navy Captain and is a veteran of Desert Storm and Desert Shield.
Mr. Joyce brings substantial leadership experience and insurance industry expertise to the Board. Mr. Joyce also gained valuable acumen and skills for his role as Chairman of the Company’s Board through his years of service as Chairman of the Board at Westfield. In addition, Mr. Joyce served on the Board of Governors of the Property Casualty Insurers Association of America and is a past chair of that organization. He also served as a Trustee of the Griffith Insurance Education Foundation and on the Board of the National Association of Independent Insurers.

Proposal 1

Joseph P. Lacher, Jr.
Age: 46
Director since: 2015
Mr. Lacher has served as President and Chief Executive Officer of the Company since November 2015. From November 2009 to July 2011, Mr. Lacher was President of Allstate Protection, a unit of Allstate Corporation, where he led the company’s property and casualty offerings serving more than seventeen million American households. Prior to Allstate, Mr. Lacher spent eighteen years at The Travelers Companies, Inc., most recently serving as Executive Vice President - Personal Insurance from 2002 to 2009 and additionally as Executive Vice President - Select Accounts from 2006 to 2009.
Mr. Lacher’s senior executive experience in the insurance industry brings valued expertise and perspective to the Board. In his role as the Company’s Chief Executive Officer, he fills a critical role as liaison between the Board and the members of the Company’s executive and operational teams. His strong industry background and insights complement the broad business backgrounds and skills of the other members of the Board.

Christopher B. Sarofim
Age: 52
Director since: 2013
Mr. Sarofim is the Vice Chairman and a member of the Board of Directors of Fayez Sarofim & Co., a registered investment adviser. Mr. Sarofim joined the firm in 1988 and has been a member of its Board since August 2014. He is a member of the firm’s Executive, Finance and Investment Committees, and is also the President of the firm’s foreign advisory business, Sarofim International Management Company. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm, as well as several Dreyfus Corporation mutual funds. Prior to joining Fayez Sarofim & Co., he was employed with Goldman, Sachs & Co. in corporate finance.
Mr. Sarofim offers the Board extensive experience in the investment world, gained with one of the nation’s premier investment advisory firms. With his financial background and investment advisory experience, Mr. Sarofim is particularly well-suited to serve on the Investment Committee and provides the Board financial market and securities analysis expertise, key aspects in the management of the Company’s investment portfolio.

David P. Storch
Age: 63
Director since: 2010
Mr. Storch is currently Chairman of the Board, President and Chief Executive Officer of AAR Corp., a leading provider of aviation services to the worldwide commercial aerospace and government/defense industries. Mr. Storch has served as AAR’s Chairman of the Board and Chief Executive Officer since October 2005, and additionally as President since July 2015. He previously served various terms as AAR’s President, Chief Executive Officer and Chief Operating Officer between 1989 and 2007. Mr. Storch is also a director of KapStone Paper and Packaging Corporation, a leading North American producer of unbleached kraft paper products and corrugated packaging products. Mr. Storch served as Lead Director of the Company’s Board from August 2012 to November 2015.
Mr. Storch brings the Board substantial leadership expertise and skills. His experiences as Chairman of the Board and Chief Executive Officer of a large multinational public corporation, an executive responsible for business development, a board member of another public company and a business leader in his industry, offer the Board broad and unique perspectives and hands-on knowledge of the challenges of running a public company.

Proposal 1

Required Vote
Under the Company’s Bylaws, if a quorum is present, each Nominee will be elected by the affirmative vote of a majority of the votes cast, meaning that the number of shares voted “FOR” a Nominee exceeds the number of shares voted “AGAINST” such nominee. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” the foregoing purpose, and will have no effect on the election of Nominees. If a Nominee who is an incumbent director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Bylaws require that such director must promptly tender his or her resignation to the Board following certification of the vote.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the Election of all Seven Nominees for Director in Proposal 1.

Audit Matters

Audit Matters

Audit Committee Report
This report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing processes. The role of the Audit Committee is one of oversight, and does not include conducting audits or determining whether the financial statements are complete and accurate. The responsibility for the completeness and accuracy of the Company’s financial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting rests with the Company’s management. It is the responsibility of the Company’s independent registered public accountant to perform an audit of, and to express an opinion on whether, the Company’s annual financial statements are fairly presented in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting. The responsibility of the Audit Committee is to review and monitor these processes on behalf of the Board.
In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements and the effectiveness of the Company’s internal control over financial reporting with management and Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accountant for the fiscal year ended December 31, 2015. The Audit Committee has also discussed with Deloitte & Touche, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received from, and discussed with, Deloitte & Touche its written disclosures and letter regarding its independence required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee regarding independence and has discussed with Deloitte & Touche its independence.
In reliance on these reviews and discussions, and the report of Deloitte & Touche as the Company’s independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for that year for filing with the SEC.

Audit Committee of the Board of Directors of Kemper Corporation

George N. Cochran, Chair
Kathleen M. Cronin
Douglas G. Geoga
Robert J. Joyce

Audit Matters

Independent Registered Public Accountant

Independent Registered Public Accountant Fees for 2015 and 2014
Deloitte & Touche, a registered public accountant with the PCAOB, served as the Company’s independent registered public accountant for and during the years ended December 31, 2015 and 2014. The following table provides information regarding the fees for professional services provided by Deloitte & Touche for 2015 and 2014:

Fee Type	2015	2014
Audit Fees	$4,484,132	$4,566,165
Audit-Related Fees	31,900	78,400
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$4,516,032	$4,644,565
Audit Fees in 2015 and 2014 included fees for: (a) the audit of the Company’s annual financial statements and to provide an opinion on the effectiveness of the Company’s internal control over financial reporting; (b) the review of the financial statements included in the Company’s quarterly reports on Form 10-Q; and (c) other services normally provided by the independent registered public accountant, including services in connection with regulatory filings by the Company and its subsidiaries for the 2015 and 2014 fiscal years. Audit-Related Fees in 2015 relate to fees for the audit of one of the Company’s employee benefit plans. Audit-Related Fees in 2014 relate to fees for (a) the audit of one of the Company’s employee benefit plans and (b) the review of auditor workpapers in connection with the Company’s pre-acquisition due diligence reviews.

Pre-Approval of Services by Independent Registered Public Accountant
Under its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant, including the prior approval of audit engagements and all permitted non-audit engagements of the independent registered public accountant. Prior approval of non-audit services may be delegated to the Chair of the Audit Committee. All services provided to the Company by Deloitte & Touche in 2015 and 2014 were pre-approved by the Audit Committee.

Proposal 2

Proposal 2: Advisory Vote on Ratification of Independent Registered Public Accountant

Overview
The Audit Committee considered the performance and qualifications of Deloitte & Touche and has reappointed Deloitte & Touche to serve as the Company’s independent registered public accountant for the fiscal year 2016, and the Board is asking shareholders to ratify that selection. Under applicable laws, rules and regulations, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountant. The Board believes that shareholder ratification of the appointment of the independent registered public accountant, while not legally required, represents good governance practice in light of the significance of the independent registered public accountant’s role in the process of ensuring the integrity of the Company’s financial statements.
The vote is advisory, which means that the vote is not binding on the Company, the Board or the Audit Committee. The affirmative vote of a majority of the votes cast with respect to the proposal is required to ratify the selection of Deloitte & Touche as the Company’s independent registered public accountant for the 2016 fiscal year. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.
It is expected that representatives from Deloitte & Touche will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote
If a quorum is present, the selection of Deloitte and Touche as the Company’s independent registered public accountant for 2016 will be ratified by the affirmative vote of the majority of votes cast, meaning that the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal. “Abstentions” and “broker non-votes” are not considered votes cast “FOR” the foregoing purpose, and will have no effect on the proposal.
The vote is advisory, which means that the vote is not binding on the Company, our Board or the Audit Committee. In the event that the appointment is not ratified, the Audit Committee will consider whether the appointment of a different independent registered public accountant would better serve the interests of the Company and its shareholders. Despite shareholder ratification, the Audit Committee may appoint a new independent registered public accountant at any time if it determines in its sole discretion that such appointment is appropriate and in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” Proposal 2.

Executive Compensation

Executive Compensation

Executive Officers
The following narratives summarize the business experience over at least the last five years of the Company’s current executive officers, other than Mr. Lacher, whose business experience is described above in the Business Experience of Nominees section on page 13. The positions described below as being with the Company may have been held with Kemper or one or more of its subsidiaries. The executive officers serve at the pleasure of the Board.

John M. Boschelli
Age: 47
Mr. Boschelli was elected Senior Vice President in May 2015, Chief Investment Officer in May 2009 and a Vice President of the Company in May 2007. Mr. Boschelli served as the Company’s Treasurer from February 2002 to May 2009. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company, a position he held from December 1997 to February 2002.

C. Thomas Evans, Jr.
Age: 57
Mr. Evans was elected a Vice President and General Counsel in May 2015 and Secretary in May 2011. Mr. Evans served as Associate General Counsel from May 2011 to May 2015, as Assistant General Counsel from May 2002 to May 2011, as Assistant Secretary from February 2004 to May 2011 and as Counsel from April 1992 to May 2002.

Lisa M. King
Age: 56
Ms. King was elected Vice President, Human Resources of the Company in May 2009 and has served as its Ethics Officer since 2008. Ms. King served as the Company’s Director of Human Resources from April 2008 to May 2009. From 2002 to 2008, Ms. King served as Vice President of Human Resources of the Company’s wholly-owned subsidiary, Trinity Universal Insurance Company, and, beginning in 2004, as its Ethics Officer. Prior to 2002, Ms. King held a number of human resources positions within the Kemper organization and for affiliates of its predecessor.

Richard Roeske
Age: 55
Mr. Roeske was elected a Vice President of the Company in January 2001 and has served as its Chief Accounting Officer since August 1999. For a portion of 2010, Mr. Roeske served as interim Chief Financial Officer. Between 1990, when he joined the Company, and 1999, Mr. Roeske held a number of accounting positions within the Kemper organization.

Frank J. Sodaro
Age: 47
Mr. Sodaro was elected Senior Vice President & Chief Financial Officer in March 2013. Mr. Sodaro previously served as Vice President, Planning & Analysis for the Company from May 2009 to March 2013, and as Assistant Corporate Controller for the Company from June 1998 to May 2009. Prior to 1998, he held a number of positions within the Company’s accounting and internal audit departments.

Executive Compensation

Discussion of Compensation Committee Governance

Compensation Committee Authority and Delegation
The scope and authority of the Compensation Committee is described in the Corporate Governance section above and is set forth in the committee’s charter, which is posted under Governance on the Company’s website at kemper.com.
The Compensation Committee has the sole authority to retain outside legal, accounting or other advisors, including compensation consultants, to assist the committee in its evaluation of executive compensation, and to approve related fees and other terms of retention of such advisors. Under the terms of its charter, the Compensation Committee may delegate to its subcommittees such power and authority as it deems appropriate, except where delegation is inconsistent with applicable legal and regulatory requirements. However, the Compensation Committee does not presently have any subcommittees, and no such delegations have been made.
The Board of Directors has delegated authority to the Company’s CEO, and had previously delegated such authority to the Board’s Special Equity Grant Committee (subsequently revoked at the time of the new delegation) to grant a limited number of awards under the Omnibus Plan, designate the recipients of such awards, and determine the size, terms and conditions of such awards. The delegated authority covers only new hire, promotional and retention awards to employees other than the Company’s officers who are required to file reports of their beneficial ownership of shares of Common Stock under Section 16 of the Exchange Act (“Section 16 Officers”). The delegated authority has been used sparingly and is regularly monitored by the Compensation Committee. More information about delegations and awards thereunder that have been made under the Company’s equity-based compensation plans is included under the heading Delegated Authority in the Compensation Discussion and Analysis section on page 34.

Compensation Committee Process Overview
The Compensation Committee performs an annual review of the Company’s executive compensation policies, practices and programs, and of the compensation paid to the Company’s executive officers and directors. Annual reviews have historically started at a meeting of the Compensation Committee held in the last quarter of each year. At its initial meetings each year, typically held in late January or early February, the Compensation Committee generally makes decisions with regard to annual compensation of the Company’s executive officers and any changes to the Company’s executive compensation plans and programs, determinations as to the current-year base salary and equity-based compensation awards, selection and weighting of specific performance criteria for applicable bonus awards, and validation of performance results for determining any payouts under applicable cash incentive awards and performance-based equity-based compensation awards granted in prior years. Also at its initial meetings each year, the Compensation Committee has historically determined its recommendations to the Board about any changes to the non-employee director compensation program.

The Role of Compensation Consultants
The Compensation Committee has engaged the services of an independent compensation consultant in connection with its annual executive compensation review and for such additional services as it has deemed necessary from time to time. The Compensation Committee engaged Exequity LLP (“Exequity”) as its independent compensation consultant for its deliberations on 2015 executive officer and director compensation. The Compensation Committee has considered the independence of Exequity and concluded that there are no factors that present any independence issues or conflicts of interest under applicable rules of the NYSE or SEC. The Compensation Committee directed Exequity to provide the committee with benchmarking data based on comparable companies in the insurance industry for certain executive officer positions, data and practices with respect to outside director compensation and advice on current trends and developments related to executive compensation matters in the context of annual shareholder meetings and proxy disclosures. The involvement of Exequity in the 2015 executive compensation decision-making process is described in more detail in the discussion under the heading Benchmarking Analysis in the Compensation Discussion and Analysis section below.

Executive Compensation

The Role of Executive Officers
The CEO plays an important role in the annual compensation decision-making process for the executive officers of the Company other than himself by providing performance assessments and making compensation recommendations to the Compensation Committee. The information provided by the CEO includes annual recommendations regarding any changes to the annual base salary and the equity-based compensation awards to the other members of senior management and the specific performance criteria for applicable cash incentive awards.
The Chief Financial Officer has also been involved in the annual compensation decision-making process for any executive officer who reports directly to him, by providing performance assessments and making compensation recommendations to the CEO for consideration by the Compensation Committee. Additionally, at the request of the Compensation Committee, the Company’s management provides data to the committee’s independent compensation consultant about the Company’s cash and equity-based compensation programs, employee benefit and retirement plans and the compensation and stock holdings of the Company’s executive officers.
In addition to considering the benchmarking data provided by its independent compensation consultant, the Compensation Committee also considers the recommendations provided by the CEO with regard to the compensation of the other executive officers, and discusses the rationale and strategy involved in determining these recommendations in meetings with the CEO. The Compensation Committee views its role with regard to the compensation of these other executive officers as collaborative, giving due consideration to the CEO’s knowledge and judgment in determining the recommended levels of their compensation.
Non-employee director compensation is determined exclusively by the Board, after considering recommendations of the Compensation Committee. The Company’s executive officers do not make recommendations and are not otherwise involved in the process of analyzing and determining compensation for the non-employee members of the Board, except that the CEO participates as a Board member when non-employee director compensation is considered and determined by the Board.

Compensation Discussion and Analysis

Executive Summary
The Company’s executive compensation program and its underlying philosophy have always emphasized pay-for-performance and shareholder-focused awards, with few perquisites and significant portions of compensation consisting of performance-based cash incentives and performance-based equity-based compensation awards, including stock options, the value of which is based on long-term appreciation of the Company’s Common Stock.
Significant features of the executive compensation program and related Company policies include:

•	components with significant at-risk compensation based on a mix of short-term and long-term goals;

•	performance-based cash incentives;

•	equity-based compensation program with stock options and three-year performance-based restricted stock/restricted stock units (“RSUs”);

•	grant agreements with executive officers that include:

◦	clawback clauses for the recoupment or forfeiture of compensation in the event of certain accounting restatements or as otherwise required by applicable law or Company policy; and

◦	a double-trigger standard in the event of termination in connection with a change in control;

•	no excise tax gross-ups; and

•	policies prohibiting directors and employee recipients of equity-based compensation awards from participating in:

◦	hedging transactions limiting risks from decreases in the price of the Company’s Common Stock; and

Executive Compensation

◦	pledging arrangements involving Company securities.
This Executive Compensation section provides detailed information about the 2015 compensation provided to the Company’s executive officers whose compensation is disclosed in the Summary Compensation Table on page 37 (“Named Executive Officers” or “NEOs”).

Recent Executive Officer Changes
Effective November 19, 2015, Mr. Southwell resigned from the Board and his positions as the Company’s Chairman, President and Chief Executive Officer and assumed the non-executive officer position of Senior Advisor, and Mr. Lacher was elected the Company’s President and Chief Executive Officer and a member of the Board. Effective February 10, 2016, Ms. Lynch left the Company.

Overview of CEO Compensation for 2015
Compensation for Mr. Southwell. In February 2015, the Compensation Committee approved a 2015 compensation package for Mr. Southwell with three main components: base salary, performance-based annual and long-term cash incentive awards, and equity-based incentive awards based on total shareholder return (“TSR”) and stock appreciation. The total value of this compensation package was heavily weighted to performance-based awards because of the significance of his role in the overall direction and success of the Company. Further, long-term incentive awards represent the largest component of his compensation, serving the goals of retention as well as alignment with stockholders’ interests in the long-term return and appreciation in the value of the Company’s Common Stock. The components of the compensation package are discussed in detail below.
Compensation for Mr. Lacher. In November 2015, the Compensation Committee approved a compensation package for Mr. Lacher that was set forth in his November 19, 2015 offer letter that included an initial stock option grant covering 98,280 shares of Common Stock and an annual base salary of $750,000. For 2016, the offer letter also provided for a bonus award with a guaranteed minimum bonus payment and equity awards with metrics to be determined at the Compensation Committee’s meeting in February 2016. More details on Mr. Lacher’s 2016 compensation are provided on page 33 under the heading Changes Made to NEO Compensation for 2016.

2015 Compensation for Mr. Southwell
The table below illustrates the components of Mr. Southwell’s compensation mix for 2015. The percentages shown in the table are based on annual base salary, target-level values of cash incentive awards under the Performance Incentive Plan (“PIP Awards”), and grant date fair values of equity-based compensation awards. This formulation differs from the values shown in the Summary Compensation Table on page 37 that reports only actual payments under PIP Awards, rather than target-level values, and includes “Change in Pension Value and Nonqualified Deferred Compensation Earnings” or “All Other Compensation.”

Pay Component	Percentage of Total (%)	Dollar Value ($)
Base Salary	26	1,000,000
Annual PIP Award	20	750,000
Time-Vested Stock Options	17	641,572
Multi-Year PIP Award	20	750,000
Performance-Based Restricted Stock Units	17	645,750
Total Compensation	100	3,787,322
As shown above, for 2015, base salary as a percentage of Mr. Southwell’s total compensation was 26 percent, and performance-based compensation (including stock options) was 74 percent. This illustrates the focus on “at-risk” compensation with performance-based annual and multi-year cash incentive, performance-based RSU awards, and stock option awards with value based on the absolute appreciation of the Company’s Common Stock.

Executive Compensation

At its meeting in February 2015, the Compensation Committee approved a compensation package for Mr. Southwell for 2015 that was identical to his compensation in 2014, including base salary at the level in effect since 2010, except that his 2015 Annual PIP Award was 70 percent based on Company Performance Criteria and 30 percent based on individual performance criteria. Prior to 2015, Mr. Southwell’s Annual PIP Awards were 100 percent based on Company Performance Criteria. The 2015 package provided a “Target Bonus Percentage” of 75 percent for each of the Annual and Multi-Year PIP Awards, and grants of 80,000 stock options and 15,000 performance-based RSUs, the same levels as in 2014.

CEO Compensation and Stock Performance
Alignment of CEO Compensation with Long-Term Interests of Shareholders
As mentioned above, the Compensation Committee endeavored to align Mr. Southwell’s total compensation with the long-term interests of shareholders by including a mix of components in the form of:

•
performance-based cash incentive awards tied to achieving key annual and multi-year financial performance metrics such as growth in Earned Premiums, Profit Margins and Return on Equity, as well as individual performance measures;

•	performance-based restricted stock/RSU awards tied to the performance of Kemper’s TSR relative to a peer group; and

•	stock option awards tied to achieving absolute long-term appreciation in the price of the Company’s Common Stock.
Stock Ownership Policy
Consistent with its fundamental executive compensation principles, Company philosophy has always encouraged long-term ownership of Common Stock by its executive officers. The Compensation Committee believes that equity-based compensation awards to the executive officers, along with their subsequent retention of shares acquired through the exercise of stock options and vesting of restricted stock and RSUs, further align their interests with those of the Company’s shareholders.
The Company’s Stock Ownership Policy provides minimum ownership requirements for its non-employee directors and executive officers based on a multiple of their base compensation. Non-employee directors are required to maintain, at a minimum, ownership of the number of shares valued at five times the amount of their annual retainer for board service, not including fees paid for committee service and meeting attendance. Each executive officer is required to maintain, at a minimum, ownership of the number of shares valued at the following multiples of his or her annual base salary:

Officer	Salary Multiple
CEO	5.0
COO/President	3.0
Executive Vice President	2.5
Senior Vice President	2.0
Vice President	1.5
The Committee monitors shareholdings by executive officers annually, as of year end. New directors and officers are provided a grace period of five years to reach the required ownership levels, and all covered officers and directors have three years to attain any increased level due to a base salary increase, promotion or change in policy. The policy enables the Compensation Committee to consider, in its discretion, possible modifications or exceptions to the policy as necessary in the event of extenuating personal circumstances.
The shareholdings of each NEO at December 31, 2015 exceeded the minimum levels required under the policy, except for Messrs. Lacher and Mr. Sodaro, who have the five-year grace period to attain the minimum share ownership required based on their current positions that began, respectively, in November 2015 and March 2013. Mr. Southwell’s shareholdings consistently exceeded the required minimum ownership level while he served as CEO. The amount of Common Stock held by each NEO as of the Record Date is disclosed in the beneficial ownership table on page 61.

Executive Compensation

Also pursuant to the Stock Ownership Policy, each equity-based compensation award agreement for a grant to an executive officer imposes a holding period of one year for shares of Common Stock acquired in connection with the exercise of stock options or the vesting of other types of equity-based compensation awards, with the exception of shares sold, tendered or withheld to pay the exercise price or settle tax liabilities in connection with such exercise or vesting. The Company has also adopted hedging and pledging policies prohibiting directors, executive officers and other employee recipients of equity-based compensation awards from participating in hedging transactions and pledging arrangements involving any Common Stock.
TSR Performance: Kemper Common Stock Compared to S&P Supercomposite Insurance Index
The metrics for each award of performance-based restricted stock/RSUs that was granted to the NEOs were based on the relative performance of Kemper’s TSR compared to the Peer Group, as discussed in more detail below on page 32. The NEOs forfeit these awards if the Company’s TSR over the applicable performance period falls below the 25th percentile of the S&P Supercomposite Insurance Index. The graph below shows relative TSR performance over the period from January 1, 2013 through December 31, 2015.

Kemper v. S&P Supercomposite Insurance Index (Peer Group)
3 Year Total Shareholder Return (2013-2015)

Allocation of Specific Elements of Compensation
The basic objective of the Company’s executive compensation program is to attract, retain and motivate the performance of the Company’s executives by providing compensation packages that include reasonable and competitive direct compensation structured to reward its executives for increasing shareholder value. As mentioned above, shifts in the program over the past several years have placed increased emphasis on contingent rewards linked to Company performance. The Company’s NEOs receive a few modest perquisites and are eligible to participate in employee health and welfare benefits and retirement plans offered by the Company.
The Company’s executive compensation program has not historically used fixed formulas to allocate compensation between cash and non-cash compensation, or determine the mix of forms or levels of compensation. Rather, the program includes a range of tools aimed at providing competitive advantage and flexibility to respond to developments within, or otherwise affecting, the Company from time to time. Consistent with the overall program objectives and underlying philosophy described above, the Company emphasizes the compensation elements linked most closely to increasing shareholder value.

Executive Compensation

Providing a competitive salary is important in achieving the Company’s objective of attracting and retaining superior executive talent. An individual’s responsibilities and experience as well as competitive marketplace factors are generally taken into account in determining his or her salary. The cash bonus component of compensation furthers the fundamental principle of linking compensation to Company performance and the creation of shareholder value. Equity-based compensation is considered another key source of contingent compensation intended to further align management incentives with shareholder interests. The Compensation Committee strongly believes that stock incentives, including stock options and performance-based restricted stock/RSUs, provide an effective means of motivating shareholder-focused behavior by key executives.

Compensation Strategy and Analysis
General Strategy
In its deliberations on executive compensation, the Compensation Committee considers cash and equity-based compensation in light of their consistency with the Company’s underlying principles and objectives, the total value to individual executives and the cost to the Company. Executive compensation decisions incorporate the following three-part approach by the Compensation Committee:

•	Reward results through long-term incentives with contingent value based on stock performance, while closely monitoring senior management’s stock retention;

•
Consider, with the assistance of its independent compensation consultant, industry data on levels of executive compensation for certain specific positions at similar companies in the insurance industry to assess the extent to which the Company’s practices may vary from industry practices and determine whether any noted variances are reasonable, appropriate and purposefully designed to successfully attract and retain skilled executives in a highly competitive marketplace; and

•
Obtain a clear understanding of the business strategies and objectives of the Company, and the reasoning and recommendations of senior management for motivating their key subordinates. The Compensation Committee believes it is important and appropriate to give serious consideration to the views of senior management who run the Company and supervise its key managerial employees.

Benchmarking Analysis
As part of its executive compensation review for 2015, the Compensation Committee considered two benchmarking analyses presented by Exequity. The first analysis considered the compensation components of base salary, actual bonus, long-term incentives, and total compensation of the Company’s CEO, Chief Financial Officer and General Counsel, based on an analysis of proxy statements filed by a peer group (the “Proxy Group”). The positions of the CEO, Chief Financial Officer and General Counsel were matched, to the extent these positions were disclosed by the companies in the Proxy Group, and compensation data was based on disclosures in proxy statements filed in 2014. Long-term incentives were annualized and valued using the Exequity valuation methodology.
The Proxy Group consisted of eighteen publicly-traded companies in the insurance industry with profiles similar to the Company’s profile based on information disclosed in their proxy statements. Most of the companies included in the Proxy Group had a majority of operations in the property and casualty insurance industry, and the variations in their revenues, assets and market capitalization were considered when the group was selected. The following companies were included in the Proxy Group:

Executive Compensation

Alleghany Corporation	Horace Mann Educators Corporation
American National Insurance Company	Infinity Property and Casualty Corporation
Argo Group International Holdings, Ltd.	Mercury General Corporation
W.R. Berkley Corporation	OneBeacon Insurance Group, Ltd.
Cincinnati Financial Corporation	The Progressive Corporation
FBL Financial Group, Inc.	RLI Corp.
First American Financial Corporation	Selective Insurance Group, Inc.
The Hanover Insurance Group, Inc.	Torchmark Corporation
HCC Insurance Holdings, Inc.	White Mountains Insurance Group, Ltd.
The second benchmarking analysis presented by Exequity considered the compensation components of base salary, target bonus, long-term incentives and total compensation for the Company’s CEO, Chief Financial Officer, General Counsel, Chief Investment Officer and Group Executives with the compensation for comparable positions at companies within two peer groups of U.S.-based insurance companies participating in Equilar’s Top 25 Survey (“Equilar Survey”). The first insurance peer group consisted of all U.S.-based insurance companies in the Equilar Survey, excluding U.S.-based subsidiaries of foreign companies and mutual insurance companies without publicly-available size data (“All Insurance Peer Group”). The second insurance peer group consisted of a subset of the All Insurance Peer Group with book values of assets between one-third and three times the Company’s book value of assets (“All Insurance Peer Subgroup”).
The following companies were included in the All Insurance Peer Group; those designated with an asterisk comprise the All Insurance Peer Subgroup:

ACE Limited	National Interstate Corporation
Aflac Incorporated	The Navigators Group, Inc.*
The Allstate Corporation	New York Life Insurance Company
Aon plc	The Northwestern Mutual Life Insurance Company
Arthur J. Gallagher & Co.*	PartnerRe Ltd.
Aspen Insurance Holding Limited*	Protective Life Corporation*
Assurant, Inc.*	Prudential Life Corporation
The Chubb Corporation	Prudential Financial, Inc.
CNA Financial Corporation	Reinsurance Group of America, Incorporated*
CNO Financial Group, Inc.*	RLI Corp.*
EMC Insurance Group Inc.	Stewart Information Services Corporation
Erie Indemnity Company	Symetra Financial Corporation*
First American Financial Corporation*	Torchmark Corporation*
The Hanover Insurance Group, Inc.*	The Travelers Companies, Inc.
The Hartford Financial Services Group, Inc.	Unum Group
Markel Corporation	XL Group plc
Mercury General Corporation*
The Compensation Committee utilized the benchmarking data as a test of the reasonability of the compensation paid to Mr. Southwell and other executive officers. In evaluating the benchmarking data, the Compensation Committee did not follow a rigid process, establish specific pay objectives in evaluating the benchmarking data (such as, for example, targeting different elements of compensation at the median) or utilize the data as part of specific formulas when making compensation determinations for these executives. Instead, the Compensation Committee considered the benchmarking analysis as a means of identifying any outliers and determining whether the levels of compensation provided to the CEO and other executive officers are within appropriate ranges in comparison to comparable companies. The benchmarking data was also subjectively considered by the Compensation Committee as an additional point of reference in its deliberations on compensation levels for these executives, along with other factors such as Company performance, individual performance and the Company’s compensation philosophy and objectives. The Compensation Committee believes that the Company’s

Executive Compensation

executive compensation program is fair, competitive with marketplace practices and effective in enhancing shareholder value.

Annual Determination of Specific Compensation
The determination of the specific amount of salary, participation level for cash bonus awards and size of equity-based compensation awards for a particular executive officer depends in substantial part on the nature and scope of the responsibilities of the individual’s job and the quality and impact of the individual’s performance and contributions.
Salary
At its meetings in November 2014 and February 2015, the Compensation Committee deliberated with regard to Mr. Southwell’s compensation package for 2015. The Committee considered a multi-year comparative compensation summary for Mr. Southwell provided by Exequity. The Committee reviewed in detail Mr. Southwell’s total compensation package (base compensation, annual bonus, long-term incentives, benefits and perquisites and potential change-of-control payments), as well as data on his stock ownership, the value of equity received from the Company’s long-term incentive plans and available benchmarking information. The Committee determined that Mr. Southwell’s compensation package satisfied its compensation policy for the CEO that emphasizes longer-term incentives and de-emphasizes perquisites and personal benefits. Following its review and discussion of the comparative summary and Mr. Southwell’s historical compensation data and his responsibilities, accomplishments and goals for the prior year, the Compensation Committee maintained his salary at the level in effect since 2010. The Compensation Committee took a number of factors into account in determining that the CEO’s base salary should be held at the $1 million level and, while tax considerations were not the only issues noted, this decision does have the effect of maintaining the deductibility of the entire salary under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986 and its accompanying regulations (“Internal Revenue Code”).
In reviewing the amount of base salary for each of the other executive officers for 2015, the Compensation Committee considered the recommendations made by the CEO based on his assessment of the individual’s job performance and contributions, relevant benchmarking analysis and observations of the Committee with respect to the individual’s job performance. The executive officer performance assessments were subjective and did not entail measurement against specific goals or other objective factors. Following its review and discussion, the Compensation Committee approved 2015 salary increases for the NEOs based on a number of factors, including market adjustments based on the peer benchmarking analysis to better reflect their senior executive positions within the Company and consideration of the length of time in the current position and significant changes in the scope of responsibilities. In addition, following an officer’s promotion, salary level is determined in the context of a plan for a continued path of adjustments to move salary toward market level compensation over time as the officer’s performance in the position is assessed.
Performance-Based Bonus Awards
A significant portion of each NEO’s compensation is linked directly to the outcome of Company financial metrics. Since each NEO holds a position that provides strategic direction, requires critical decision-making and affects the overall financial results of the Company, the Compensation Committee believes that a material percentage of their compensation should be linked to Company performance, and that greater responsibilities should lead to more opportunities for incentive compensation.

Executive Performance Plan
At its meeting in February 2015, the Compensation Committee approved formulas for 2015 annual and multi-year awards under the Company’s Executive Performance Plan (“EPP”) based on pre-tax operating income from continuing operations for the applicable performance periods, and determined the following allocations of any resulting bonus pool (“Bonus Pool”) to determine the maximum bonus payable to the plan participants: 40% to the Chief Executive Officer and 20% to each of the other officers subject to Section 162(m). The material terms of the performance goals under the plan were approved by shareholders at the 2014 Annual Meeting. The EPP is intended to serve as an “umbrella” plan and potential funding vehicle for cash bonuses to ensure full tax deductibility of cash bonuses paid to officers who are subject to Section 162(m), which includes the Chief Executive Officer and the other three officers who are required to serve as NEOs in the proxy

Executive Compensation

statement for the year following the end of the performance period based upon their compensation as of the last day of such performance period. Section 162(m) does not apply to the Chief Financial Officer. Performance under the approved formulas determines the amount of the bonus pool, and the allocations of the bonus pool set by the Compensation Committee determine the maximum amount of awards to individual participants under the plan.
The Annual Bonus Pool for the 2015 annual performance period (“2015 Annual Performance Period”) ending on December 31, 2015 was set at 4% of “Pre-Tax Operating Income from Continuing Operations” adjusted by a Catastrophe Loss Collar, as defined below. The Multi-Year Bonus Pool for the 2015 multi-year performance period ending on December 31, 2017 was set at 1.5% of the sum of “Pre-Tax Operating Income from Continuing Operations” adjusted by a Catastrophe Loss Collar for each of the three years in the performance period. Pre-Tax Operating Income from Continuing Operations was defined as Income (Loss) from Continuing Operations before Income Taxes, excluding (i) Net Realized Gains (Losses) on Sales of Investments, and (ii) Net Impairment Losses Recognized in Earnings, as the preceding terms are reported in the Company’s Annual Report on Form 10-K for the respective year(s).
The “Catastrophe Loss Collar” adjustments would be computed as follows:
(i) If Catastrophe Losses and Loss Adjustment Expenses (“LAE”) (including Catastrophe reserve development) reported by the Property & Casualty Insurance segment (“Reported Catastrophe Losses and LAE”) are greater than 1.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Maximum Catastrophe Losses and LAE”), Income (Loss) from Continuing Operations before Income Taxes shall be increased by an amount equal to the difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;
(ii) If Reported Catastrophe Losses and LAE are less than 0.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Minimum Catastrophe Losses and LAE”), Income (Loss) from Continuing Operations before Income Taxes shall be reduced by an amount equal to the difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or
(iii) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Income (Loss) from Continuing Operations before Income Taxes.
At its meeting in February 2016, the Compensation Committee certified the performance results under the Bonus Pool formula approved for the 2015 Annual Performance Period and determined the 2015 Annual Bonus Pool to be $3,015,399. The Compensation Committee determined the maximum bonus amounts for the participating NEOs pursuant to the previously-approved Bonus Pool allocations and exercised negative discretion in determining the actual EPP bonus payouts. The payout to each EPP participant was set at the amount of the 2015 Annual PIP Award (as defined in the next section below) to such participant under the Performance Incentive Plan, the “underlying” plan used by the Compensation Committee to determine the actual payout of awards to the EPP participants.
As Mr. Lacher joined the Company in November 2015, he did not receive an EPP bonus for 2015. Mr. Southwell was not covered by the EPP for 2015 as he was no longer the CEO as of the end of the year. As Mr. Sodaro is the Chief Financial Officer, he is not a participant in the EPP.
The aggregate total of bonus payouts under the EPP was $468,664, significantly less than the maximum amounts allocated under the 2015 Annual Bonus Pool. The table below shows the Bonus Pool allocations and maximum amounts payable for 2015 annual awards under the EPP and the actual 2015 annual EPP award payouts approved for the EPP participants.

Executive Compensation

Bonus Payouts — 2015 Annual EPP Awards

Name	Allocated Percentage of Bonus Pool(%)	Maximum Payout based on Allocation of Bonus Pool($)	2015 Actual Annual Award Payout($)(1)	2015 Annual Payout as percentage of Bonus Pool(%)

John M. Boschelli	20	603,080	250,800	8.3
Denise I. Lynch	20	603,080	124,001	4.1
Richard Roeske	20	603,080	93,863	3.1
(1) Amounts determined under the 2015 Annual PIP Awards but paid under the EPP

See the narrative captioned 2015 Annual PIP Awards—Performance Results and Payouts, beginning on page 29, for details on the calculation of 2015 Annual PIP Awards to the NEOs and the payouts of $117,294 to Mr. Sodaro and of $249,375 to Mr. Southwell under their 2015 Annual PIP Awards.

Performance Incentive Plan
The Performance Incentive Plan (“PIP”) is a cash incentive program that served as the “underlying” plan for 2015 cash bonus awards. The Compensation Committee made a selection of the specific performance criteria under the PIP that would apply to the annual incentive awards (“Annual PIP Awards”) and multi-year incentive awards (“Multi-Year PIP Awards”) (collectively “Annual and Multi-Year PIP Awards” or “PIP Awards”) to the NEOs for 2015.
Threshold, Target and Maximum Performance Levels
For each of the 2015 Annual and Multi-Year PIP Awards granted to the NEOs, the Compensation Committee established threshold, target and maximum performance levels. The threshold performance level is the minimum level of performance that must be met before a payout may occur. The maximum performance level was set at twice the target level to encourage excellence and reward superior performance, while at the same time placing a reasonable limit on the size of the potential payout.
2015 PIP Awards: Target Bonus Percentages and Performance Criteria
At its meeting in February 2015, the Compensation Committee granted Annual and Multi-Year PIP Awards to the NEOs and assigned a target bonus percentage to each recipient representing a percentage of his or her annual base salary (“Target Bonus Percentage”) for each award. The Target Bonus Percentage for Mr. Southwell was set at 75 percent for the Annual PIP Award and 75 percent for the Multi-Year PIP Award, consistent with the 2014 PIP Awards. The Target Bonus Percentage for Mr. Sodaro, Mr. Boschelli and Ms. Lynch was set at 55 percent for the Annual PIP Award and 55 percent for the Multi-Year PIP Award, an increase from 50 percent for their 2014 awards. The Target Bonus Percentage for Mr. Roeske was set at 40 percent for the Annual PIP Award and 40 percent for the Multi-Year PIP Award, consistent with his 2014 award. For 2015 Annual PIP Awards, annual base salary is the recipient’s base salary in effect as of the first pay period in April 2015. For 2015 Multi-Year PIP Awards, the base salary is the average of the recipient’s base salary in effect as of the first pay period in April 2015, 2016 and 2017.

The 2015 Annual PIP Awards to the NEOs were 70 percent based on company performance criteria (“Company Performance Criteria”) and 30 percent based on individual performance criteria. The 2015 Multi-Year PIP Awards to the NEOs were 100 percent based on Company Performance Criteria. The Company Performance Criteria adopted for the 2015 PIP Awards granted to the NEOs were designed to take into account the Company’s business plans, which included reduction of certain risk exposures, managing capital more efficiently and re-shaping the business mix over time to improve profitability. The Compensation Committee approved Company Performance Criteria for the 2015 PIP Awards to the NEOs consistent with those approved under their 2014 PIP Awards, except that the weightings were changed to put more emphasis on revenue growth and an additional criterion, GAAP Underlying Combined Ratio, was added to Ms. Lynch’s Annual PIP Award. For the 2015 Annual and Multi-Year PIP Awards to Mr. Boschelli, the weightings of performance criteria were unchanged from 2014, except for the portions based on the same criteria as the other NEOs that were changed as described above.

Executive Compensation

The Company Performance Criteria for 2015 PIP Awards are shown in the following table, and definitions of the relevant terms are described in Appendix A to this Proxy Statement.

Company Performance Criteria for 2015 PIP Awards

Name	Corporate Performance Measures 2015 Annual PIP Award	Corporate Performance Measures 2015 Multi-Year PIP Award
Frank J. Sodaro, Richard Roeske and Donald G. Southwell	Annual Kemper Consolidated: 1. Earned Premium Revenue Growth (weighted 40%) 2. Operating Profit Margin* (weighted 60%)	3-Year Average of Kemper Consolidated: 1. Revenue Growth (weighted 40%) 2. Return on Equity*(weighted 60%)
Denise I. Lynch	Annual Kemper P&C Group: 1. Earned Premium Revenue Growth (weighted 40%) 2. GAAP Combined Ratio (weighted 30%) 3. GAAP Underlying Combined Ratio (weighted 30%)	3-Year Average of Kemper P&C Group: 1. Premium Revenue Growth (weighted 40%) 2. Return on Allocated Equity* (weighted 60%)
John M. Boschelli
1. Annual Excess Return from Kemper
Investments (weighted 20%)
2. Annual Excess Return from Pension
Investments (weighted 5%)
3. Annual Pre-Tax Equivalent Net
Investment Income Yield (weighted 50%)
4. Annual Kemper Consolidated:
(i)  Earned Premium Revenue Growth (40%)
(ii)  Operating Profit Margin (60%)*
(collectively weighted 25%)

1. 3-Year Excess Return from Kemper
Investments (weighted 20%)
2. 3-Year Excess Return from Pension
Investments (weighted 5%)
3. 3-Year Pre-Tax Equivalent Net
Investment Income Yield, (weighted 50%)
4. 3-Year Average of Kemper Consolidated:
(i) Revenue Growth (40%)
(ii) Return on Equity(60%)*
(collectively weighted 25%)

*Subject to Catastrophe Loss Collar adjustment
2015 Annual PIP Awards—Performance Results and Payouts
In determining the payout for each award, the actual results under the Company Performance Criteria for the performance period were compared to the applicable performance grids previously approved to determine a target multiplier percentage (“Target Multiplier”). The Target Multiplier was then applied to the NEO’s Target Bonus Percentage for Company Performance and base salary to determine the amount of any payout. For performance above or below preapproved target levels, the Target Multiplier was interpolated on a straight-line basis.
At its meeting in February 2015, the Compensation Committee certified the performance results for the 2015 Annual PIP Awards to the NEOs in accordance with the Performance Incentive Plan. The performance results were as follows:

•	For Messrs. Sodaro, Roeske and Southwell, annual Kemper Consolidated Earned Premium Revenue Growth of
7.91 percent and Operating Profit Margin of 3.18% resulted in a weighted Target Multiplier of 47.5 percent.

•
For Ms. Lynch, annual P&C Group Earned Premium Revenue Growth of 13.25 percent, GAAP Combined Ratio of 103.5 percent and Underlying Combined Ratio of 99.9 percent resulted in a weighted Target Multiplier of 67.1 percent.

•	For Mr. Boschelli, performance under multiple criteria resulted in a weighted Target Multiplier of 120.0 percent as shown in the following table:

Executive Compensation

Performance Criteria	Excess Return/NII Yield (%)	2015 Target Multiplier for Metric (%)	Weighting (%)	Weighted Target Multiplier
Excess Return from Corporate Investments	1.61	180.5	20	36.1
Excess Return from Pension Investments	0.82	141.0	5	7.1
Pre-Tax Equivalent Net Investment Income Yield	0.18	130.0	50	65.0
Kemper Consolidated Earned Premium Revenue Growth & Operating Profit Margin*	See results for Messrs. Sodaro, Roeske and Southwell described above		25	11.8
Weighted Average of Target Multipliers	120.0
*Subject to Catastrophe Loss Collar adjustment
For the 2015 Annual PIP awards to each NEO, the award payouts were determined as follows:
Total Award Payable = (Company Award Percentage + Individual Award Percentage) * Base Salary
The Company Award Percentage was determined as follows:
Weighted Target Multiplier for Company Performance Criteria * Weighted Target Bonus Percentage for
Company Performance Criteria.
The Individual Award Percentage was determined as follows:
Individual Multiplier * Weighted Target Bonus Percentage for Individual Measures.
Each officer’s Company Award Percentage and Individual Award Percentage were added together, and the sum was multiplied by his or her Base Salary to determine the amount of any payout under the Annual PIP Award. The weighted Target Multiplier for Company Performance Criteria was determined from the applicable performance grids, and the Individual Multiplier was determined from an evaluation of the officer’s individual performance criteria.
Thirty percent of Mr. Southwell’s annual bonus was based upon the Committee’s evaluation of CEO performance in furtherance of several prioritized objectives that had been previously established. These include oversight of the Company’s long-term strategic planning, (ii) oversight of the Company’s compliance activities and satisfactory resolution of outstanding issues, and (iii) growth of the Company. In light of Mr. Southwell’s resignation as CEO following, and conditioned upon, the successful completion of the CEO search that resulted in Mr. Lacher becoming CEO, the longer-term nature of a number of such subjective performance objectives for Mr. Southwell, and the nature of arrangements agreed upon with Mr. Southwell related to his retirement, the Committee determined that it was not appropriate to grant a cash bonus to Mr. Southwell with respect to such thirty percent component, although the formulaic seventy percent of his annual bonus was paid in accordance with the applicable formula without a proration adjustment to reflect his resignation as President and CEO approximately 6 weeks before the end of 2015, as he remained with the Company in the position of Senior Advisor. Also, as Mr. Southwell was no longer CEO on the last day of 2015, he did not receive an award under the EPP.
The amounts paid in March 2016 under the 2015 Annual PIP Awards to the NEOs who are participants in the EPP are set forth above in the Bonus Payouts — 2015 Annual EPP Awards table on page 28. Mr. Southwell was not covered by the EPP for 2015 as he was no longer the CEO as of the end of the year. As Mr. Sodaro is the Chief Financial Officer, he is not a participant in the EPP. The amount paid in March 2016 under the 2015 Annual PIP Awards to Messrs. Southwell and Sodaro were $249,375 and $117,294, respectively.

Executive Compensation

2013 Multi-Year PIP Awards—Performance Results
At its meeting in February 2015, the Compensation Committee certified the performance results for the 2013 Multi-Year PIP Awards to the NEOs in accordance with the Performance Incentive Plan. The actual performance results for the 2013 – 2015 three-year performance period were as follows:

•	For Messrs. Sodaro, Roeske and Southwell, 3-year average Consolidated Revenue Growth of -5.27 percent and Return on Equity of 6.93 percent resulted in a weighted Target Multiplier of 91.1 percent.

•	For Ms. Lynch, 3-year average Consolidated Revenue Growth of -8.02 percent and Return on Allocated Equity of 5.71 percent resulted in a weighted Target Multiplier of 49.6 percent.

•	For Mr. Boschelli, performance based on multiple criteria resulted in a weighted Target Multiplier of 107.9 percent as shown in the following table:

Performance Criteria	Excess Return/NII Yield (%)	2015 Target Multiplier for Metric (%)	Weighting (%)	Weighted Target Multiplier
Excess Return from Corporate Investments	0.59	129.5	20	25.9
Excess Return from Pension Investments	-3.30	—	5	—
Pre-Tax Equivalent Net Investment Income Yield (NII)	0.37	118.5	50	59.3
3-Year Average of Kemper Consolidated Revenue Growth and Return on Equity*	See results for Messrs. Sodaro, Roeske and Southwell described above		25	22.7
Weighted Average of Target Multipliers	107.9
*Subject to Catastrophe Loss Collar adjustment

The amounts paid to the NEOs (as applicable) in March 2016 under the 2013 Multi-Year PIP Awards are shown in the following table:
Bonus Payouts—2013 Multi-Year PIP Awards

Employee Name	Target as a % of 3 Year Average Base Salary (%)	3 Year Average Base salary as of April 1, 2015 ($)	Total Bonus Payout Based 100% on Financial Performance Measures ($)	Total payout as a % of Base Salary (%)
Joseph P. Lacher	_	_	_	_
Frank J. Sodaro	50%	408,333	185,996	45.6
John M. Boschelli	50%	366,667	197,817	54.0
Denise I. Lynch	50%	465,000	115,320	24.8
Richard Roeske	30%	360,500	98,525	27.3
Donald G. Southwell	75%	1,000,000	683,250	68.3

Executive Compensation

Equity-Based Compensation
Equity-based compensation continues to be an integral part of the Company’s executive compensation program. The Compensation Committee pays close attention to share retention resulting from the exercise of equity-based awards previously granted to the Company’s executive officers, and includes share retention as one of the factors considered in determining the appropriate award level for new equity grants. However, the Committee does not utilize formulas in making such determinations, other than to assess compliance with the minimum holding requirements of the Company’s Stock Ownership Policy, as described on page 22 above under the heading Stock Ownership Policy. The Committee believes that the Company’s equity-based compensation program has played the principal role in the acquisition and retention of significant levels of Company stock owned by its executive officers, thereby better aligning the interests of the Company’s management and shareholders.
The 2015 executive compensation program continued the mix of equity-based compensation awards adopted in 2009, with awards of both performance-based RSUs and stock options under the Omnibus Plan. The design of the Omnibus Plan provides for fungible use of shares, with a fungible conversion factor of 3 to 1, so that the share authorization under the plan is reduced at two different rates, depending upon the type of award granted. Each stock option award reduces the share authorization by one share for each share of Common Stock subject to the option, while each “full value” award reduces the share authorization by three shares. “Full value” awards are awards other than stock options or SARs that are settled by the issuance of shares of Common Stock, such as restricted stock and RSUs.
In considering the number of equity-based shares to award to a particular executive officer, the Compensation Committee has historically taken into account the CEO’s and its own subjective evaluations as to the individual’s ability to influence the long-term growth and profitability of the Company, given his or her particular job responsibilities. In light of his overall responsibility for the Company’s operations and financial results, the CEO would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company. In 2015, the Compensation Committee granted the CEO 80,000 stock options and 15,000 shares of performance-based RSUs, consistent with his 2014 equity awards.
Beginning in 2013 for stock options and in 2014 for RSUs, annual equity awards provide for continued vesting following termination of employment (subject to applicable non-compete and claw-back clauses) if, at the time of termination, the award holder is “Retirement Eligible” as defined under the award agreements, i.e., has either attained age 65 with at least five years of service or age 60 with at least 10 years of service.
Performance-Based RSU Awards in 2015
The performance-based RSU awards granted to the NEOs on February 4, 2015 were made under the Omnibus Plan. These awards are subject to forfeiture and transfer restrictions until vesting on the third anniversary of the grant date in accordance with the award agreements. The determination of vesting will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2016 relative to a peer group comprised of all companies in the S&P Supercomposite Insurance Index (“Peer Group”). The award agreements provide for grants of additional shares of Common Stock to the award recipient if the Company’s relative performance exceeds the “target” performance level, which is the 50th percentile based on TSR relative to the Peer Group (“Relative TSR Percentile Rank”). The number of performance-based RSU shares granted to each NEO on February 4, 2015 (“Target Shares”) that will vest and be issued as Common Stock, and the number of additional shares of Common Stock, if any, that will be granted on the Vesting Date (“Additional Shares”), will be determined in accordance with the following table:

Kemper’s Relative TSR Percentile Rank	Total Shares to Vest and/or be Granted on Vesting Date as Percentage of Target Shares (%)
90th or higher	200
75th	150
50th	100
25th	50
Below 25th	—

Executive Compensation

For performance falling between the percentile levels specified in the first column of the table above, the number of shares that will vest and be issued as Common Stock or be forfeited, and the number of Additional Shares, if any, that will be granted on the Vesting Date will be determined by straight-line interpolation from the percentages specified in the table. Any Target Shares that do not vest in accordance with the table above will be forfeited on the Vesting Date. Under the terms of the applicable equity-based compensation plans of the Company, outstanding Target Shares of RSUs are entitled to receive dividend equivalents on the same basis as dividends are paid to holders of outstanding shares of Common Stock.
The February 4, 2015 grant date fair value of the performance-based RSUs was estimated at $43.05 per share based upon the Monte Carlo simulation method. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2015 Annual Report.
Performance Results for 2013 Performance-Based Restricted Stock Awards
The Compensation Committee certified the performance results of the Company’s TSR relative to its Peer Group for the 2013 – 2015 Performance Period for the Performance-Based Restricted Stock Awards granted to the NEOs in 2013. The TSR for Kemper and each company in the Peer Group was calculated using the 20-day average trading price preceding the beginning and the end of the Performance Period. The Company’s TSR was determined to be 43.52 percent for the Performance Period. Relative to the Peer Group, the Company ranked 39 out of the 49 companies, or the 21st percentile, which resulted in a payout multiplier of zero. As a result, all Target Shares granted under the 2013 Performance-Based Restricted Stock Awards were forfeited on the vesting date, February 4, 2016, and no additional shares were granted. The number of Target Shares forfeited were as follows: Sodaro (1,500); Boschelli (2,000); Lynch (4,000); Roeske (1,600); and Southwell (15,000).

Changes Made to NEO Compensation for 2016
At its meeting on February 26, 2016, the Compensation Committee approved a 2016 compensation package for Mr. Lacher that includes an annual base salary of $750,000, the guaranteed minimum bonus payment of 81.25 percent of base salary provided in his November 2015 offer letter, and equity-based compensation awards with a total value of $2 million, allocated one-third in stock options and two-thirds in performance-based RSUs. In addition, the Compensation Committee and Mr. Lacher revised the terms of his offer letter that had provided for an annual bonus structure consistent with the prior Annual PIP program that the Company discontinued in 2016 so that Mr. Lacher could participate in the new 2016 bonus program the Company rolled out to the executive officers and other eligible employees, subject to his guaranteed minimum bonus payment. The Compensation Committee also approved base salaries for the other NEOs at their 2015 levels and equity-based compensation awards in amounts determined under a fixed-value approach that allocates fifty percent of the value in stock options and fifty percent in performance-based RSUs.
In addition, the Compensation Committee approved a change in the Company’s practice regarding the annual equity award grant date to a fixed date of March 1 each year, and a new form of award agreement for grants of performance-based RSUs with a new, additional performance metric based on adjusted return on equity. The new agreement provides that the vesting terms for fifty percent of the RSUs granted will be based on the new metric and the vesting terms for the other fifty percent will be based on the previously-approved metric of relative TSR.
Pursuant to a separation agreement executed on March 2, 2016, the Company agreed to provide Ms. Lynch with a cash severance payment in the gross total amount of $500,000, and up to $15,000 for outplacement services at the Company’s cost through a professional outplacement provider.

Equity-Based Compensation Granting Process
The Compensation Committee has followed an established Company process for the review, approval and timing of grants of equity-based compensation. The Compensation Committee believes that regular timing is necessary for effective operation of the Company’s long-term incentive program, and insists that, with the exceptions explained below for restorative options and awards by the CEO under his delegated authority, all original equity-based compensation awards occur at predictable cycles, with grant dates scheduled in advance. The Company’s practice with regard to timing of equity-based compensation grants is the same for all eligible employees of the Company, including the executive officers.

Executive Compensation

At its meeting in February 2016, the Compensation Committee approved a change in practice providing a March 1 grant date for its annual equity-based compensation awards beginning in 2016, as noted above. Under the Company’s prior practice, annual equity-based compensation awards were granted on the date of the Compensation Committee’s meeting at which the awards were approved, typically in late January or early February. Although the dates of regular Board and Board committee meetings are set in advance, the grant date typically varied each year depending on the actual meeting date. The new practice of using a March 1 grant date for all annual equity awards provides greater consistency. Additionally, the new practice also aligns the performance period start date of the portion of performance-based RSU awards that are based on Relative Total Shareholder Return with the grant date every year. Under current and prior practice, the exercise price for each option share granted is the closing price of a share of Common Stock on the grant date.
In making his annual grant recommendations to the Compensation Committee, the CEO follows the established grant cycle, with the limited exception of infrequent, off-cycle grants made in connection with key new hire, promotion or retention awards which may be made with Compensation Committee approval or under the CEO’s delegated authority mentioned above. The Company’s executive officers play no role in the timing of option or other grants except with regard to such new hire, promotion or retention awards (the timing of which is driven by the circumstances of the underlying personnel action), and to restorative option grants received by an executive officer (the timing of which is determined automatically on the date of exercise of the underlying option).
The Company provides administration of the Company’s equity-based compensation plans. Following Compensation Committee approval, the Company delivers award agreements for acceptance by the recipients. All forms of equity-based compensation award agreements are approved by the Compensation Committee in advance of their initial use.
Delegated Authority
As previously mentioned, the Board of Directors has delegated authority to the CEO to grant up to an aggregate of 100,000 shares under the Omnibus Plan (determined in accordance with the plan’s fungible conversion factor, as described on page 32 above under the heading Equity-Based Compensation) in connection with new hire, promotional and retention awards to employees other than Section 16 Officers. A total of 7,000 RSUs (and no stock options) were awarded in 2015 pursuant to delegated authority under the Omnibus Plan. The exercise price of stock option awards granted under the delegated authority is the closing price of a share of Common Stock on the grant date. The Compensation Committee is periodically informed about the awards granted pursuant to the delegated authority.
Elimination of Restorative Option Program
As previously mentioned, the Company’s restorative option program was discontinued for all new stock option awards granted beginning in 2009. However, outstanding options granted prior to 2009 had a restorative option feature providing for automatic grants to replace shares of previously-owned Common Stock that an exercising option holder surrenders to satisfy the exercise price and/or related tax withholding obligations, so long as certain requirements are met at the time of exercise. Accordingly, restorative options may still be granted in accordance with the original award agreements until their final expiration or forfeiture. As restorative options are granted automatically at the time of the exercise of the underlying option under the express terms of the applicable option plans and award agreements previously approved by the Compensation Committee, they are deemed to have been approved by the Compensation Committee on their grant dates.

Perquisites
Consistent with the Company’s fundamental approach to executive compensation, executive officers receive a few, modest perquisites from the Company. Perquisites received by the NEOs include payment for spousal travel when accompanying the officer to occasional off-site business meetings when required for bona fide business reasons in accordance with Company policy, and incidental personal use of cell phones, computer equipment and other resources provided primarily for business purposes. For the CEO, this includes membership to a business club providing dining facilities and business meeting services. The Company does not provide the NEOs with other personal benefits or perquisites, such as country club memberships, financial planning or tax preparation services, personal use of Company-provided automobiles or use of private airplanes for personal travel.

Executive Compensation

Employee Welfare Benefit Plans
The NEOs are eligible for employee welfare benefits under plans that are available generally to all full-time salaried employees and which do not discriminate in scope, terms or operation in favor of executive officers. Under these plans, the NEOs:

•
receive at the Company’s cost basic life and accident insurance coverage in an amount equal to the individual’s annual base salary up to a maximum of $400,000, business travel insurance in an amount based on the individual’s annual base salary up to a maximum of $200,000, and short-term disability coverage for up to 26 weeks; and

•
are eligible to participate in the Company’s employee welfare benefit plans that provide typical offerings such as health and dental insurance, health and dependent care reimbursement accounts, health savings accounts, supplemental life, accident and long-term disability insurance.

Deferred Compensation Plan
The NEOs are eligible under the Deferred Compensation Plan to elect to defer a portion of their cash salaries and bonuses. Information about the Deferred Compensation Plan in general, and more specific information about participation therein by the NEOs, is provided in the Executive Officer Compensation and Benefits section below on page 45 under the heading Nonqualified Deferred Compensation.

Retirement Plans
The NEOs are generally eligible for the following plans:

•
Tax-qualified retirement plans applicable to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements; this includes the Company’s defined benefit pension plan (“Pension Plan”) for employees hired prior to 2006, and the Company’s defined contribution retirement plan (“DC Plan”) for employees hired on or after January 1, 2006;

•
Nonqualified supplemental retirement plans, including the Company’s nonqualified supplemental defined benefit pension plan (“SERP”) and nonqualified supplemental defined contribution retirement plan (“DC SERP”), available to key employees designated annually by the Board of Directors to provide benefits using the same formulas used for the respective tax-qualified retirement plans but without regard to the limits imposed under the Internal Revenue Code; and

•
Voluntary participation in the Company’s 401(k) Savings Plan (“401(k) Plan”), which includes a Company matching contribution feature offered to all full-time salaried employees, including executive officers, meeting age and service-based eligibility requirements.

Additional information about the Company’s retirement plans and participation therein by the NEOs is provided in the Executive Officer Compensation and Benefits section below on page 44 under the heading Retirement Plans.

Other Post-Employment Compensation
Change in control benefits applicable to the NEOs are described in more detail below under the section entitled Potential Payments Upon Termination or Change in Control. These benefits are provided under individual severance agreements with the NEOs and provisions in their equity and cash bonus award agreements under the Omnibus Plan and the Performance Incentive Plan which are included in agreements with all grant recipients under these plans. The NEOs are not entitled to other post-termination benefits except pursuant to the standard provisions of any of the plans discussed above.

Tax Implications
Except for compensation paid to a public company’s chief financial officer, Section 162(m) imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by the company to its chief executive officer and the other officers listed in its proxy compensation tables due to their compensation. Although Section 162(m) generally

Executive Compensation

disallows a tax deduction by the Company for compensation in excess of $1 million paid to each such NEO, certain performance-based compensation is specifically exempt from the $1 million deduction limit.
To the extent practicable in connection with particular hiring and compensation decisions, and consistent with the objectives and underlying philosophy of its executive compensation program, the Company generally intends most components of executive compensation to qualify as tax deductible for federal income tax purposes. Pursuant to Section 162(m), a portion of the guaranteed minimum annual bonus payment payable to Mr. Lacher for 2016 will be nondeductible for federal income tax purposes. The Executive Performance Plan, as well as the Omnibus Plan and its predecessor equity plans, are designed to enable the Company to grant awards that qualify as performance-based compensation under Section 162(m). As required by Section 162(m), the Company obtained shareholder approval of the Executive Performance Plan in 2014 and the Omnibus Plan in 2011, the material terms of which the Company is seeking re-approval at the 2016 Annual Meeting.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors of Kemper Corporation

Kathleen M. Cronin
Douglas G. Geoga, Chair
David P. Storch

Executive Compensation

Executive Officer Compensation & Benefits

Summary Compensation

The following table shows the compensation for fiscal years 2015, 2014 and 2013 for the NEOs serving during the year ended December 31, 2015, which include the Company’s Chief Executive Officer, Chief Financial Officer, three other most highly compensated executive officers and former Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)(1)	Stock Awards ($)(2)	Option Awards($)(3)	Non-Equity Incentive Plan Compensation($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Joseph P. Lacher, Jr., President and Chief Executive Officer (7)	2015	77,885	—	736,633	—	—	—	814,518
Frank J. Sodaro,Senior Vice President and Chief Financial Officer	2015	444,231	172,200	160,393	303,290	136,404	7,950	1,224,468
	2014	406,250	162,000	199,353	231,480	328,176	7,800	1,335,059
	2013	331,692	113,355	—	191,565	—	7,650	644,262
John M. Boschelli,Senior Vice President and Chief Investment Officer	2015	396,538	129,150	120,295	448,617	91,047	7,950	1,193,597
	2014	367,500	121,500	149,514	370,643	297,598	7,800	1,314,555
	2013	311,250	84,240	101,421	252,705	—	7,650	757,266
Denise I. Lynch,Vice President	2015	476,538	714,750	160,393	239,321	—	23,463	1,614,465
	2014	461,250	162,000	199,353	60,000	—	12,300	894,903
	2013	450,000	168,480	202,843	314,125	—	390,548	1,525,996
Richard Roeske, Vice President and Chief Accounting Officer (7)	2015	368,577	68,880	64,157	192,388	17,639	7,950	719,591
Donald G. Southwell,Former Chairman, President and Chief Executive Officer	2015	1,000,000	645,750	641,572	932,625	247,200	7,950	3,475,097
	2014	1,000,000	607,500	797,410	1,001,250	1,286,864	25,475	4,718,499
	2013	1,000,000	631,800	811,370	805,500	47,454	7,650	3,303,774

(1)
These amounts represent base salary earned for each of the years that an individual was an NEO. Pursuant to the Company’s regular compensation cycle, salary adjustments for any particular year generally take effect in April of such year. As a result, for any year in which an individual officer’s salary was increased or decreased, a portion of the amount of salary shown for such year was earned at the rate in effect prior to the adjustment.

(2)
These amounts represent the aggregate grant date fair values of the performance-based restricted stock (in 2013) or RSU awards to the designated NEOs, and for Ms. Lynch, includes an additional time-based RSU award in 2015, granted under the Omnibus Plan. A Monte Carlo simulation method was used to estimate the fair values of the awards of the performance-based awards on the grant date. Time-based RSUs were valued using the closing price of a share of Common Stock on the grant date. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2015 Annual Report on Form 10-K. These shares of restricted stock (in 2013) and RSUs (in 2014 and 2015) are subject to forfeiture and transfer restrictions until they vest in accordance with their respective grant agreements. Based on the Monte Carlo simulation, the grant date fair values of such performance-based shares granted on February 4, 2015, February 4, 2014 and February 4, 2013 were determined to be $43.05, $42.50 and $42.12 per share, respectively, and the grant date fair value of time-based RSUs granted on February 4, 2015 was $36.17 per share, the closing price of share of Common Stock on such date. If achievement of the performance conditions at the maximum performance level is assumed, the aggregate number and market value of the payouts of performance-based restricted RSUs would be as follows under awards granted in 2015 to each NEO:

Executive Compensation

Name a	Grant Date b	Target Award issued on Grant Date (# of Shares) c	Market Value on Grant Date ($ per share) d	Estimated Payout in Shares if Maximum Performance Level Achieved (# of Shares) e (=c*2)	Estimated Value of Payout if Maximum Performance Level Achieved ($) f (=d*e)
Joseph P. Lacher, Jr.	—	—	—	—	—
Frank J. Sodaro	2/4/2015	4,000	36.17	8,000	289,360
John M. Boschelli	2/4/2015	3,000	36.17	6,000	217,020
Denise I. Lynch	2/4/2015	4,000	36.17	8,000	289,360
Richard Roeske	2/4/2015	1,600	36.17	3,200	115,744
Donald G. Southwell	2/4/2015	15,000	36.17	30,000	1,085,100

(3)
These amounts represent the aggregate grant date fair values of the stock option awards granted to the designated NEOs pursuant to the Omnibus Plan. The Black-Scholes option pricing model was used to estimate the fair value of each option (including its tandem SAR) on the grant date. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2015 Annual Report.

(4)
These amounts were earned under the 2015, 2014 and 2013 Annual PIP Awards (that were paid in 2016, 2015 and 2014, respectively), and under the 2013, 2012 and 2011 Multi-Year PIP Awards (that were paid in 2016, 2015 and 2014, respectively).

(5)
These amounts represent the change in actuarial present value for each participating NEO under the Company’s Pension Plan and SERP as of December 31 of 2015, 2014 and 2013 from the end of the prior calendar year. No amounts are shown for Mr. Lacher or Ms. Lynch because they are not eligible to participate in these plans due to their hire dates with the Company. New employees hired after January 2006 instead participate in the DC Plan and DC SERP after meeting eligibility requirements, as discussed in the narrative captioned Retirement Plans on page 44. The year-to-year changes in pension value are generally attributable to normal, annual retirement cost which incorporates an additional year of service and interest cost, but also reflect annual changes in salary and bonus.

(6)
For 2015, the amounts shown for all NEOs other than Mr. Lacher include Company matching contributions of $7,950 under the Company’s 401(k) for 2015. The amount shown for Ms. Lynch for 2015 also includes contributions by the Company of $5,200 and $10,313 under the DC Plan and DC SERP, respectively.

(7)	Amounts for 2013 and 2014 are not included for Messrs. Lacher and Roeske because they were not NEOs for those years.

Executive Compensation

Grants of Plan-Based Awards

Restricted Stock Units

The performance-based RSUs (“PBRSUs”) awarded to the NEOs under the Omnibus Plan on February 4, 2015 are subject to forfeiture and transfer restrictions until the third anniversary of the grant date in accordance with the award agreements. Determination of the number of shares that will vest or be forfeited, and of any Additional Shares that will be granted, will be based on the Company’s total shareholder return over a three-year performance period ending on December 31, 2017 relative to the Peer Group, as described in more detail above in the section captioned Performance-Based RSU Awards in 2015, beginning on page 32. The time-based RSUs (“TBRSUs”) awarded to Ms. Lynch on February 4, 2015 were subject to forfeiture and transfer restrictions until the vesting date on the second anniversary of the grant date.
Stock Options
The stock options awarded to the NEOs in 2015 were granted under the Omnibus Plan. Each of these awards is a non-qualified option for federal income tax purposes, has an exercise price that is the closing price of a share of Common Stock on the grant date and expires on the tenth anniversary of the grant date. The stock options awarded to the NEOs were coupled with tandem stock appreciation rights (“SARs”) and become exercisable in four equal, annual installments beginning on the six-month anniversary of the grant date. References to stock options in this proxy statement generally include tandem SARs.
Incentive Plan Awards
Annual and Multi-Year PIP Awards were granted under the Performance Incentive Plan to the NEOs on February 4, 2015. The 2015 Annual PIP Awards were granted subject to vesting provisions relating to performance criteria measured over calendar year 2015, and payouts due under these awards were made in March 2016. The 2015 Multi-Year PIP Awards were granted subject to vesting provisions related to performance criteria measured over a three-year period ending December 31, 2017, and determination as to any payouts under these awards will be made in early 2018. For each of these awards, the Compensation Committee established payout amounts for specified threshold, target and maximum performance levels. The performance criteria and process of determining payouts under these awards are described in more detail in the Performance Incentive Plan section beginning on page 28.
Forfeited Awards
The RSUs, stock options and Multi-Year PIP Awards granted to Ms. Lynch in 2015 were forfeited upon her departure from the Company on February 10, 2016.

Executive Compensation

The following table shows each grant to the NEOs in 2015 under the Company plans as described above:
GRANTS OF PLAN-BASED AWARDS IN 2015

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Under-lying Stock Awards(#)	All Other Option Awards: Number of Securities Underlying Options($)(3)	Exercise or Base Price of Option Awards($/Sh) (4)	Grant Date Fair Value ($)(5)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph P. Lacher, Jr.	11/19/15	Stock Options	—	—	—	—	—	—	—	98,280	40.70	736,633
Frank J. Sodaro	2/4/15	PBRSU	—	—	—	2,000	4,000	8,000	—	—	—	172,200
	2/4/15	Stock Options	—	—	—	—	—	—	—	20,000	36.17	160,393
	2/4/15	Annual PIP	61,875	247,500	495,000	—	—	—	—	—	—	—
	2/4/15	Multi-Year PIP	61,875	247,500	495,000	—	—	—	—	—	—	—
John M. Boschelli	2/4/15	PBRSU	—	—	—	1,500	3,000	6,000	—	—	—	129,150
	2/4/15	Stock Options	—	—	—	—	—	—	—	15,000	36.17	120,295
	2/4/15	Annual PIP	55,000	220,000	440,000	—		—	—	—	—	—
	2/4/15	Multi-Year PIP	55,000	220,000	440,000	—	—	—	—	—	—	—
Denise I. Lynch	2/4/15	PBRSU	—	—	—	2,000	4,000	8,000	—	—	—	172,200
	2/4/15	TBRSU	—	—	—	—	—	—	15,000	—	—	542,550
	2/4/15	Stock Options	—	—	—	—	—	—	—	20,000	36.17	160,393
	2/4/15	Annual PIP	66,000	264,000	528,000	—	—	—	—	—	—	—
	2/4/15	Multi-Year PIP	66,000	264,000	528,000	—	—	—	—	—	—	—
Richard Roeske	2/4/15	PBRSU	—	—	—	800	1,600	3,200	—	—	—	68,880
	2/4/15	Stock Options	—	—	—	—	—	—	—	8,000	36.17	64,157
	2/4/15	Annual PIP	37,100	148,400	296,800	—	—	—	—	—	—	—
	2/4/15	Multi-Year PIP	37,100	148,400	296,800	—	—	—	—	—	—	—
Donald G. Southwell	2/4/15	PBRSU	—	—	—	7,500	15,000	30,000	—	—	—	645,750
	2/4/15	Stock Options	—	—	—	—	—	—	—	80,000	36.17	641,572
	2/4/15	Annual PIP	187,500	750,000	1,500,000	—		—	—	—	—	—
	2/4/15	Multi-Year PIP	187,500	750,000	1,500,000	—	—	—	—	—	—	—

(1)
These columns show the range of payouts that were possible for Annual PIP Awards and Multi-Year PIP Awards granted in 2015, which represent the percentages of the respective officer’s annual base salary applicable to specified performance levels. The amounts estimated for Multi-Year PIP Awards are based on an average of their annual base salaries for 2015, 2016 and 2017. Base salaries for 2017 were estimated at their 2016 rates. The “Threshold” level is the minimum level of performance that must be met before any payout may occur. The amounts actually paid out under the Annual PIP Awards granted on February 4, 2015 and the Multi-Year PIP Awards granted on February 4, 2013 are included in the Summary Compensation Table above under the “Non-Equity Incentive Plan Compensation” column. Because the 2015 Annual and Multi-Year PIP Awards granted to the NEOs are based on multiple components, with portions of each award based on varying performance criteria, the amounts shown in the “Threshold” column

Executive Compensation

represent the portion of their 2015 annual base salaries that would have been paid out for performance at the “Threshold” level if actual performance reached the “Threshold” level for each component of their awards.

(2)
These columns show the range of payouts possible under the performance-based RSU awards granted in 2015. The amount shown in the “Target” column for each individual represents 100 percent of the RSUs granted, which equals the number of units that would vest if the “Target” performance level is achieved. The “Threshold” level is the minimum level of performance that must be met before any payout may occur, and the amount shown in the “Threshold” column is 50% of the “Target” payout amount. The amount shown in the “Maximum” column is 200 percent of the “Target” payout amount. Further information about these awards is provided under the caption Performance-Based RSU Awards in 2015 on page 32.

(3)	These are stock option awards granted on the date the awards were approved by the Compensation Committee. All options granted in 2015 were non-qualified options for federal income tax purposes.

(4)	The exercise price of the stock option awards is equal to the closing price of a share of Common Stock on the grant date.

(5)
The amounts shown represent the aggregate grant date fair values of the 2015 stock option and RSU awards. For stock options, the grant date fair values were estimated based on the Black-Scholes option pricing model. For performance-based RSUs, the grant date fair values were estimated using the Monte Carlo simulation method. Based on the Monte Carlo simulation, the grant date fair values of the performance-based RSUs granted on February 4, 2015 was determined to be $43.05 per share. For a discussion of valuation assumptions, see Note 10, “Long-term Equity-based Compensation,” to the consolidated financial statements included in the Company’s 2015 Annual Report on Form 10-K.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table shows the unexercised stock option awards and unvested restricted stock/RSU awards for each NEO that were outstanding as of December 31, 2015. The awards were granted under the Company’s Omnibus Plan and its predecessor plans.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
Joseph P. Lacher, Jr.	—	98,280	(1)	40.70	11/19/2025	—		—	—		—
Frank J. Sodaro	6,000	—		47.86	2/1/2016	—		—	—		—
	6,000	—		49.79	2/6/2017	—		—	—		—
	4,000	—		37.15	2/5/2018	—		—	—		—
	10,000	10,000	(2)	36.47	2/4/2024	—		—	—		—
	5,000	15,000	(3)	36.17	2/4/2025	—		—	—		—
	—	—		—	—	375	(4)	13,969	—		—
	—	—		—	—	—		—	1,500	(5)	55,875
	—	—		—	—	—		—	4,000	(6)	149,000
	—	—		—	—	—		—	4,000	(7)	149,000

Executive Compensation

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested($)
John M. Boschelli	10,000	—		47.86	2/1/2016	—		—	—		—
	10,000	—		49.79	2/6/2017	—		—	—		—
	10,000	—		37.15	2/5/2018	—		—	—		—
	7,500	2,500	(8)	33.45	2/4/2023	—		—	—		—
	7,500	7,500	(2)	36.47	2/4/2024	—		—	—		—
	3,750	11,250	(3)	36.17	2/4/2025	—		—	—		—
	—	—		—	—	—		—	2,000	(5)	74,500
	—	—		—	—	—		—	3,000	(6)	111,750
	—	—		—	—	—		—	3,000	(7)	111,750
Denise I. Lynch	15,000	5,000	(8)(9)	33.45	2/4/2023	—		—	—		—
	10,000	10,000	(2)(9)	36.47	2/4/2024	—		—	—		—
	5,000	15,000	(3)(9)	36.17	2/4/2025	—		—	—		—
	—	—		—	—	15,000	(10)	558,750	—		—
	—	—		—	—	—		—	4,000	(5)	149,000
	—	—		—	—	—		—	4,000	(6)(9)	149,000
	—	—		—	—	—		—	4,000	(7)(9)	149,000
Richard Roeske	15,000	—		47.86	2/1/2016	—		—	—		—
	15,000	—		49.79	2/6/2017	—		—	—		—
	15,000	—		37.15	2/5/2018	—		—	—		—
	7,500	—		23.65	2/2/2020	—		—	—		—
	8,000	—		27.89	2/1/2021	—		—	—		—
	8,000	—		29.77	1/31/2022	—		—	—		—
	6,000	2,000	(8)	33.45	2/4/2023	—		—	—		—
	4,000	4,000	(2)	36.47	2/4/2024	—		—	—		—
	2,000	6,000	(3)	36.17	2/4/2025	—		—	—		—
	—	—		—	—	—		—	1,600	(5)	59,600
	—	—		—	—	—		—	1,600	(6)	59,600
	—	—		—	—	—		—	1,600	(7)	59,600
Donald G. Southwell	100,000	—		47.86	2/1/2016	—		—	—		—
	100,000	—		49.79	2/6/2017	—		—	—		—
	60,000	20,000	(8)	33.45	2/4/2023	—		—	—		—
	40,000	40,000	(2)	36.47	2/4/2024	—		—	—		—
	20,000	60,000	(3)	36.17	2/4/2025	—		—	—		—
	—	—		—	—	—		—	15,000	(5)	558,750
	—	—		—	—	—		—	15,000	(6)	558,750
	—	—		—	—	—		—	15,000	(7)	558,750

(1)	These options are scheduled to vest ratably in equal increments on 5/19/2016, 5/19/2017, 5/19/2018 and 5/19/2019.

(2)	These options are scheduled to vest ratably in equal increments on 8/4/2016 and 8/4/2017.

(3)	These options are scheduled to vest ratably in equal increments on 8/4/2016, 8/4/2017 and 8/4/2018.

(4)	These are time-based restricted stock awards that were granted to Mr. Sodaro before he was elected Chief Financial Officer and are scheduled to vest on 8/4/2016.

Executive Compensation

(5)
These performance-based restricted stock shares were scheduled to vest on 2/4/16. These shares were forfeited as of the vesting date as described under the caption Performance Results for 2013 Performance-Based Restricted Stock Awards on page 33. The number of shares shown represents the target number of shares that were granted. Market value of these shares was determined using the closing price of $37.25 per share of Common Stock on December 31, 2015.

(6)
These performance-based RSUs are scheduled to vest on 2/4/2017. The number shown represents the target number of RSUs that were granted because the estimated performance results were below the target levels for the portion of the three-year performance period ending on December 31, 2016 that was completed as of December 31, 2015. Market value of these RSUs was determined using the closing price of $37.25 per share of Common Stock on December 31, 2015.

(7)
These performance-based RSUs are scheduled to vest on 2/4/2018. The number shown represents the target number of RSUs that were granted because the estimated performance results were below the target levels for the portion of the three-year performance period ending on December 31, 2017 that was completed as of December 31, 2015. Market value of these RSUs was determined using the closing price of $37.25 per share of Common Stock on December 31, 2015.

(8)	These options are scheduled to vest on 8/4/2016.

(9)	These options and performance-based RSUs were forfeited on February 10, 2016 when Ms. Lynch left the Company.

(10)	These time-based RSUs were originally scheduled to vest on 2/4/2017, but were forfeited on February 10, 2016 when Ms. Lynch left the Company.

OPTION EXERCISES AND STOCK VESTED IN 2015

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)		Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Joseph P. Lacher, Jr.	—		—	—	—
Frank J. Sodaro	—		—	750	28,879
John M. Boschelli	20,000		205,900	—	—
Denise I. Lynch	11,250		123,413	—	—
Richard Roeske	7,500		177,000	—	—
Donald G. Southwell	292,500	(5)	2,014,350	—	—

(1)
This is the gross number of shares subject to the exercise transactions without deduction of any shares surrendered or withheld to satisfy the exercise price and/or tax withholding obligations related thereto.

(2)	This is the difference between the exercise price of the shares acquired and the market price of such shares on the date of exercise, without regard to any related tax obligations.

(3)	This is the gross number of shares issued without deduction for any shares withheld to satisfy tax withholding obligations.

(4)
This is the market value of the shares acquired on the date of vesting, without regard to any related tax obligations. Market value was determined using the closing price per share of Common Stock on the vesting date.

(5)	This includes 190,000 shares exercised by Mr. Southwell after he stepped down from the Board and his positions as President and CEO and was no longer an executive officer.

Executive Compensation

Retirement Plans
The Company sponsors two tax-qualified retirement plans, the Pension Plan and the DC Plan (as defined on page 35 above), that cover certain employees meeting minimum age and service-based eligibility requirements. In general, to be eligible for such plans, employees must be at least 21 years old with at least one year of service with the Company (as defined in the respective plan). In addition, eligibility for the Pension Plan also requires a hire date prior to January 1, 2006. Those employees hired on or after January 1, 2006 are instead eligible to participate in the DC Plan. Based on their hire dates, the NEOs other than Mr. Lacher and Ms. Lynch participate in the Pension Plan. Ms. Lynch was eligible to participate in the DC Plan, and Mr. Lacher will be eligible to participate in the DC Plan after he completes one year of service with the Company. The NEOs are also eligible to participate in a voluntary 401(k) plan that includes a Company-matching contribution feature offered to all employees meeting age and service-based eligibility requirements.
Under the Pension Plan, a participant earns a benefit in an amount equal to a specified percentage of “Average Monthly Compensation” plus an additional specified percentage of “Average Monthly Compensation” above the monthly “Social Security Covered Compensation,” multiplied by the participant’s eligible years of service, up to a maximum of 30 years. “Average Monthly Compensation” is generally equal to the average of a participant’s highest monthly compensation over a 60-consecutive-month period during the 120-month period that ends three calendar months prior to a participant’s termination date. The “Social Security Covered Compensation” amount is determined from tables published by the Internal Revenue Service and changes each year. For 2015, the annual Social Security Covered Compensation used was $72,636. All participating NEOs are vested under the Pension Plan, as participants are vested after completing five years of service with the Company.
Under the DC Plan, the Company will make an annual contribution on behalf of a participant in an amount equal to the participant’s “Annual Compensation” multiplied by a specified contribution percentage based on the participant’s years of vesting service with the Company (as such terms are defined in the plan). Ms. Lynch is vested under the DC Plan, as participants are vested after completing three years of service with the Company.
Compensation covered by both the Pension Plan and DC Plan includes the participant’s base salary and annual bonus. The normal retirement age under the qualified retirement plans is age 65. The normal form of distribution under the Pension Plan is a life annuity for a single retiree, or a joint and fifty-percent survivor annuity for a married retiree. Other forms of annuity are available to participants, but all forms of payment are actuarially equivalent in value. The normal form of distribution under the DC Plan is a lump-sum payout.
Messrs. Southwell and Roeske are the NEOs currently eligible for early retirement under the Pension Plan. A participant is eligible for early retirement benefits upon attaining age 55 with five years of service with the Company. The early retirement benefit payable to a participant under the Pension Plan is the retirement benefit that would have been payable at the normal retirement age of 65 actuarially reduced to give effect to the participant’s age at the time of early retirement.
The SERP and DC SERP (as defined on page 35 above) were established to provide benefits to certain individuals in excess of the limitations imposed on the Pension Plan and DC Plan, respectively, under the Internal Revenue Code. The SERP or DC SERP benefit is computed using the same formula used for the respective tax-qualified retirement plan, without regard to the limits imposed under the Internal Revenue Code. An employee who earns compensation over the qualified plan limitation may be eligible to participate in the SERP or DC SERP by designation of the Board of Directors. For 2015, compensation to determine the benefit under the Pension Plan and the DC Plan was limited to $265,000.
The following table shows the years of credited service and the present values of the accumulated benefits under the Pension Plan and SERP for each participating NEO as of December 31, 2015. As noted above, Mr. Lacher and Ms. Lynch were not eligible to participate in the Pension Plan and SERP due to their dates of hire.

Executive Compensation

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Joseph P. Lacher, Jr.	Pension Plan	—	—	—
	SERP	—	—	—
Frank J. Sodaro	Pension Plan	19	445,650	—
	SERP	19	368,254	—
John M. Boschelli	Pension Plan	18	412,465	—
	SERP	18	401,534	—
Denise I. Lynch	Pension Plan	—	—	—
	SERP	—	—	—
Richard Roeske	Pension Plan	24	769,000	—
	SERP	24	620,748	—
Donald G. Southwell	Pension Plan	19	930,315	—
	SERP	19	4,541,697	—

(1)
As a participant’s initial year of service as an employee is not used to determine credited service under the Pension Plan and SERP, the numbers shown differ from each participant’s actual years of service by one year. For Mr. Boschelli, the number shown also differs from his actual years of service by an additional six years because of a lump-sum payout of accrued benefits that he received in connection with a break in his service with the Company in 1997.

(2)
These accumulated benefit values are based on the years of credited service shown and the Average Monthly Compensation as of December 31, 2015, as described above in the narrative about the Pension Plan preceding this table. These present value amounts were determined on the assumption that the NEOs have been or will remain in service until age 65, the age at which retirement may occur under the Pension Plan and SERP without any reduction in benefits, using the same measurement date, discount rate and actuarial assumptions described in Note 16, “Pension Benefits,” to the consolidated financial statements included in the Company’s 2015 Annual Report on Form 10-K. The discount rate assumption was 4.47 percent for 2015 and the mortality assumptions were based on the RP-2006 Healthy Annuitant Table for Males Projected to 2041.

Nonqualified Deferred Compensation
Deferred Compensation Plan
The Deferred Compensation Plan was established to allow certain executives who are designated by the Board of Directors, as well as the non-employee members of the Board of Directors, to elect to defer a portion of their current year compensation to a future period. The Deferred Compensation Plan is unfunded and exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company does not fund or make profit-sharing or matching contributions under the Deferred Compensation Plan, and participants have an unsecured contractual commitment by the Company to pay the amounts deferred, adjusted to recognize earnings or losses determined in accordance with their elections under the plan.
To participate in the Deferred Compensation Plan, an eligible individual must make an annual irrevocable election. The form and timing of the distribution of deferrals made during a particular year is chosen when a participant elects to participate for that year and generally cannot be altered or revoked. The distribution for a particular year may be in the form of annual or quarterly installments payable up to a maximum of ten years or a single lump-sum payment. All payments begin on January 1 of the year chosen by the participant when the election is made. A participant may elect to defer up to 60 percent of his or her regular annual base salary and up to 85 percent of each award earned under any annual or multi-year incentive plan award or annual discretionary bonus regardless of amount. Withdrawals are not permitted under the Deferred Compensation Plan other than regularly scheduled distributions or upon Death or Disability if so chosen by the participant at the time of the annual election.

Executive Compensation

Each participant’s bookkeeping account is deemed to be invested in the hypothetical investment choice(s) selected by the participant from the choices made available by the Company. Investment choices may be changed by participants on a quarterly basis. Generally, the hypothetical investment alternatives offered by the Company include a range of retail mutual funds selected by the Plan Administrator, which is the Compensation Committee of the Company’s Board of Directors. Investment choices selected by a participant are used only to determine the value of the participant’s account. The Company is not required to follow these investment selections in making actual investments of amounts deferred under the plan.
As employees designated by the Board of Directors, the NEOs are eligible to elect deferral of their cash salary and bonus under the Deferred Compensation Plan. Mr. Roeske is the only current NEO participant in the Deferred Compensation Plan, and he did not elect to defer any 2015 compensation under the plan. The fund selected for hypothetical investments in 2015 that would apply to Mr. Roeske’s balance under the Deferred Compensation Plan from prior deferrals (and the 2015 annual gain on investment) was the Wells Fargo Index Admin Fund (1.16 percent).
DC SERP
The DC SERP is discussed above in the narrative captioned Retirement Plans beginning on page 44. Ms. Lynch is a participant in the DC SERP; Mr. Lacher will be eligible to participate when he completes one year of service with the Company.
The following table shows the aggregate earnings in 2015 and the balances as of December 31, 2015 for Ms. Lynch under the DC SERP and Mr. Roeske under the Deferred Compensation Plan. The other NEOs did not participate in either plan in 2015.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Joseph P. Lacher, Jr.	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
Frank J. Sodaro	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
John M. Boschelli	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—
Denise I. Lynch	Deferred Compensation Plan	—	—	—
	DC SERP	96	—	20,739
Richard Roeske	Deferred Compensation Plan	1,624	—	141,303
	DC SERP	—	—	—
Donald G. Southwell	Deferred Compensation Plan	—	—	—
	DC SERP	—	—	—

(1)
The amounts shown in this column represent the aggregate balance for Ms. Lynch in the DC SERP and for Mr. Roeske in the Deferred Compensation Plan, and are based on prior deferrals plus earnings or losses accrued through December 31, 2015.

Potential Payments Upon Termination or Change in Control
The following narrative describes the applicable terms of the agreements or plans that would provide benefits to the NEOs if their employment had terminated on December 31, 2015. The table below shows benefits that would have been payable to the NEOs as a direct result of either a change in control of the Company or the death or disability of the individual officer, had such an event occurred on December 31, 2015. The amounts shown in the table would have been payable pursuant to individual severance agreements (“Severance Agreements”) between the NEOs and the Company in connection with a “change in control” of the Company, as described below, or individual grant agreements executed with the Company in connection with cash bonus, stock option and/or restricted stock/RSU awards they received. None of the NEOs shown in

Executive Compensation

the table on page 49 below is a party to any other agreement with the Company that would entitle him or her to receive any severance payments or other termination benefits from the Company as of December 31, 2015. As previously noted, the Company entered into a Separation Agreement with Ms. Lynch on March 2, 2016 that provided for certain severance benefits described in the Compensation Discussion and Analysis section above under the heading Changes to NEO Compensation for 2016 on page 33.
Retirement Plans
In addition to the amounts shown in the table on page 49 below, the NEOs would have been entitled to receive benefits to which they have vested rights upon retirement under the Pension Plan and SERP (or DC Plan and DC SERP), as described and/or quantified above under the heading Retirement Plans and in the Pension Benefits and Nonqualified Deferred Compensation tables and corresponding footnotes, as applicable. Any NEOs who had participated in the Deferred Compensation Plan might have been entitled to receive distributions in accordance with their previously chosen elections under the plan, as described above under the caption Nonqualified Deferred Compensation. In addition, the NEOs would have been entitled to receive benefits that are generally available to employees of the Company and do not discriminate in scope, terms or operation in favor of executive officers. These include benefits payable: (i) upon termination of employment, such as payments of 401(k) Plan distributions and accrued paid time off; and (ii) upon death or disability, under life, business travel or long-term disability insurance.
In the case of Mr. Southwell, a voluntary early retirement election effective December 31, 2015 would have entitled him to receive vested benefits under the Pension Plan and SERP, actuarially reduced to give effect to his age on such date. The specific retirement benefit amounts that would have been paid would have been determined in accordance with the form of distribution he had elected based on the present values shown above in the Pension Benefits table. Messrs. Sodaro, Boschelli and Roeske had not reached early retirement age as of December 31, 2015 and so would not have been eligible to begin receiving retirement benefits as of December 31, 2015. Ms. Lynch was vested in the DC Plan and DC SERP as of December 31, 2105 and so was entitled to receive distributions thereunder in accordance with the plan terms. Mr. Lacher was not eligible to participate in the DC Plan or DC SERP as of December 31, 2015 because he had not completed one year of service with the Company.
Severance Agreements
The Severance Agreements would provide various severance benefits to the NEOs in the event their employment terminates under certain circumstances within two years after a “change in control.” Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated with “good reason,” in either case in anticipation of a change in control. Under the Severance Agreements, a “change in control” is deemed to occur if any person (excluding certain defined persons) is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Severance Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board, or if, under the circumstances specified in the Severance Agreements, a merger or consolidation of the Company or sale of substantially all of the Company’s assets is consummated or a liquidation or dissolution plan is approved by the Company’s shareholders.
If applicable, each NEO would be entitled under the Severance Agreements to: (i) a lump-sum severance payment based on a multiple of three (for Messrs. Lacher and Southwell) or two (for the other NEOs) of such officer’s annualized salary; (ii) continuation for up to three years (in the case of Messrs. Lacher and Southwell) or two years (for the other NEOs) of the life and health insurance benefits that were being provided by the Company to such officer and his or her family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks.
Performance Incentive Plan Awards
Had there been a change in control of the Company (as defined under the applicable award agreements) as of December 31, 2015, the applicable performance period for any outstanding Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the greater of the payout due: (a) based on the actual results for the revised performance period relative to the applicable performance goal(s) for the award; or (b) at the target performance level for the award.

Executive Compensation

If the employment of one of the NEOs had terminated as of December 31, 2015 due to death or disability, the applicable performance period for any outstanding Annual PIP Award or Multi-Year PIP Award would have ended on such date. The amount of the payout due under each such award would have been the amount due at the target performance level for such award, reduced pro-rata based on the number of months remaining in the performance period as of the date of termination.
For awards granted beginning in 2014, if the employment of one of the NEOs had terminated as of December 31, 2015 and, as of such date, such officer was Retirement Eligible, the determination of any payouts under any outstanding Annual PIP Award or Multi-Year PIP Award would have been based on the actual performance results determined at the end of the original performance period for the award, but the amount due would have been prorated based on the ratio of the number of months that such officer was employed during the performance period to the total number months in the performance period. The amount due would have been paid at the same time as the payouts under the respective Annual and Multi-Year PIP Awards to active plan participants.
If the employment of an NEO had terminated as of December 31, 2015 for any other reason, any outstanding Multi-Year PIP Award would have been forfeited on the termination date.
Equity-Based Awards
Stock Option Awards
If the employment of an NEO had terminated as of December 31, 2015 due to death or disability or due to a change in control of the Company, any outstanding unvested stock option would have vested on the termination date. For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2015 and, as of such date, such officer was Retirement Eligible, any outstanding unvested stock option would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2015 for any other reason, such outstanding unvested stock option awards would have been forfeited on the termination date.
Time-Based Restricted Stock/RSU Awards
If the employment of an NEO had terminated as of December 31, 2015 due to death or disability or due to a change in control of the Company, any outstanding unvested time-based restricted stock/RSU awards would have vested on the termination date. For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2015 and, as of such date, such officer was Retirement Eligible, any outstanding unvested time-based restricted stock/RSU awards would remain outstanding and continue to vest in accordance with the original vesting terms. If the employment of an NEO had terminated as of December 31, 2015 for any other reason, such outstanding unvested time-based restricted stock/RSU awards would have been forfeited on the termination date.
Performance-Based Restricted Stock/RSU Awards
If the employment of an NEO had terminated as of December 31, 2015 due to a change in control of the Company, the performance period for any outstanding performance-based restricted stock/RSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest based on the greater of the target performance level or actual performance results for the truncated performance period.
If the employment of an NEO had terminated as of December 31, 2015 due to death or disability, the performance period for any outstanding performance-based restricted stock/RSU awards held by such officer would have ended on the termination date. The shares granted under each award would have vested in an amount equal to the number of shares that would vest at the target performance level, reduced pro-rata based on the ratio of the number of months in the truncated performance period to the total number months in the original performance period.
For awards granted beginning in 2014, if the employment of an NEO had terminated as of December 31, 2015 and, as of such date, such officer was Retirement Eligible, any outstanding performance-based restricted stock/RSU awards would remain outstanding until the end of the original performance period and then vest or be forfeited as determined based on actual performance results, but reduced pro-rata based on the ratio of the number of months that such officer was employed during the performance period to the total number months in the performance period. If, as of such termination date, such

Executive Compensation

officer was not Retirement Eligible, any outstanding unvested performance-based restricted stock/RSU awards would have been forfeited on the termination date.
The following table shows amounts that would have become payable to the NEOs in connection with their termination of employment as of December 31, 2015 resulting from a change in control of the Company or the death or disability of the individual officer.

POTENTIAL PAYMENTS UPON TERMINATION
FROM A CHANGE IN CONTROL OR DEATH/DISABILITY AT DECEMBER 31, 2015

	Joseph P. Lacher, Jr.	Frank J. Sodaro	John M. Boschelli	Denise I. Lynch	Richard Roeske	Donald G. Southwell
Change In Control
Lump-Sum Severance Payments(1)	2,250,000	900,000	800,000	960,000	742,000	3,000,000
Accelerated Stock Options(2)	—	24,000	27,500	43,000	17,200	172,000
Accelerated Time-Based Restricted Stock/RSUs(2)	—	13,969	—	558,750	—	—
Accelerated Performance-Based Restricted Stock/RSUs(2)(3)	—	353,875	298,000	447,000	178,800	1,676,250
Annual PIP Awards(4)	—	130,206	—	139,999	54,746	500,625
Multi-Year PIP Awards(5)	—	484,421	418,213	617,430	304,325	1,566,750
Life Insurance Continuation Premium(6)	25,968	17,880	17,880	18,960	22,802	63,888
Health Insurance Continuation Premium(6)	—	38,969	38,969	38,969	10,259	35,162
Outplacement Services(6)	14,400	14,400	14,400	14,400	14,400	14,400
280G Reduction of Benefits(7)	(648,590)	(787,183)	—	—	—	—
Total	1,641,778	1,190,537	1,614,962	2,838,508	1,344,532	7,029,075
Death or Disability
Accelerated Stock Options(8)	—	24,000	27,500	43,000	17,200	172,000
Accelerated Time-Based Restricted Stock/RSUs(8)	—	13,969	—	558,750	—	—
Accelerated Performance-Based Restricted Stock/RSUs(8)(9)	—	204,875	186,250	298,000	119,200	1,117,500
Annual PIP Awards(10)	—	247,500	220,000	264,000	148,400	750,000
Multi-Year PIP Awards(11)	—	432,500	387,500	478,000	255,150	1,500,000
Total	—	922,844	821,250	1,641,750	539,950	3,539,500
(1)    The amounts shown represent cash severance payable under the Severance Agreements.

(2)
The amounts shown assume that the Board of Directors elected to accelerate the vesting of outstanding stock options and restricted stock/RSU shares as of December 31, 2015. The amounts shown represent the “in-the-money” value of the stock options and market value of restricted stock/RSUs that would have been subject to accelerated vesting as of December 31, 2015. The value shown for accelerated “underwater” stock options is zero. The total numbers and market values of unvested restricted stock/RSU awards and of shares subject to unvested stock options, and the exercise prices thereof, are set forth in the Outstanding Equity Awards at 2015 Fiscal Year-End table. The accelerated stock option and restricted stock/RSU values shown were calculated using the closing price of $37.25 per share of Common Stock on December 31, 2015.

(3)
The values included in the table represent a payout at the target performance level. In the event of a change in control payout under outstanding performance-based restricted stock/RSUs would be based on the greater of performance at the target level or actual performance results for a truncated performance period ending on the date of the change in control.

(4)
The amounts shown represent estimated values of payouts under the 2015 Annual PIP Awards resulting from a hypothetical termination event as of December 31, 2015. The amount of the payout would have been the greater of the payout due based on the actual performance results or at the target performance level. For the NEOs other than Mr. Lacher (who did not receive a 2015 award) and Mr. Boschelli, the payout due based on actual performance results was lower than the payout at the target performance level. Accordingly, the excess of the payout at the target performance level over the payout due based on actual performance results is included in the table for such NEOs.

Executive Compensation

For Mr. Boschelli, the payout due based on actual performance results exceeded the payout at the target performance level, entitling him to receive the payout whether there was or was not a termination event on December 31, 2015. Accordingly, no additional payout is included in the table for Mr. Boschelli. The processes for determining Annual PIP Award payouts under possible termination events are described in the narrative preceding this table.

(5)
The amounts shown represent estimated values of payouts under the 2013, 2014 and 2015 Multi-Year PIP Awards resulting from a hypothetical termination event as of December 31, 2015. The amount of the payout for each award would have been the greater of the payout due based on the actual performance results or at the target performance level. For the 2013 Multi-Year PIP Awards, for all NEOs other than Mr. Lacher (who did not receive such an award) and Mr. Boschelli, the payout due based on actual performance results was lower than the payout at the target performance level. Accordingly, the excess of the payout at the target performance level over the payout due based on actual performance results is included in the table for such NEOs. For Mr. Boschelli, the payout due based on actual performance results exceeded the payout at the target performance level, entitling him to receive the payout whether or not a termination event occurred on December 31, 2015. Accordingly, no additional payout is included in the table for Mr. Boschelli for the 2013 Multi-Year PIP awards. For all NEOs except Mr. Lacher (who did not receive such awards), the amounts included in the table for the 2014 and 2015 Multi-Year PIP Awards represent the amount of the payout for such awards at the greater of target or estimated actual performance level for the truncated performance period ending on December 31, 2015. The processes for determining Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

(6)
The amounts shown are the estimated costs to the Company to provide continuation of life and health insurance benefits for up to three years (in the case of Messrs. Lacher and Southwell) or two years (for the other NEOs) and outplacement services for fifty-two weeks pursuant to the Severance Agreements.

(7)
The amounts shown are reductions in the payments to Messrs. Lacher and Sodaro estimated to result from a hypothetical change in control as of December 31, 2015 pursuant to a provision in each Severance Agreement that would require such reductions to ensure that the payments would not be subject to excise taxes under Sections 4999 and 280G of the Internal Revenue Code. These estimates were determined using safe harbors contained in regulations to Section 280G; however, the determination of whether the actual payment would be subject to Sections 4999 and 280G of the Internal Revenue Code would have been based on the specific facts of the actual transaction resulting in a change of control.

(8)
The amounts shown represent the in-the-money value of the stock options and the market value of restricted stock/RSUs that would have been subject to accelerated vesting as of December 31, 2015. The accelerated stock options and restricted stock/RSU values shown were calculated using the closing price of $37.25 per share of Common Stock on December 31, 2015. Acceleration of the vesting of stock options and restricted stock/RSUs would occur automatically upon the death or disability of the NEO pursuant to the terms of the applicable plans and grant agreements. The total numbers and market values of shares subject to unvested stock options, and the exercise prices thereof, and of unvested restricted stock/RSU awards are set forth in the Outstanding Equity Awards at 2015 Fiscal Year-End table on page 41.

(9)
For the three-year performance period ending on December 31, 2015, the value included in the table represents 100 percent of a payout at the target performance level. For the three-year performance period ending on December 31, 2016, the value included in the table represents two-thirds of a payout at the target performance level. For the three-year performance period ending on December 31, 2017, the value included in the table represents one-third of a payout at the target performance level.

(10)
The amounts shown represent estimated values of payouts under the 2015 Annual PIP Awards resulting from a hypothetical death or disability as of December 31, 2015. The value included in the table is the amount of a payout at the target performance level. No pro-rata reduction would be made since the event would have occurred on the last day of the performance period.

(11)
The amounts shown represent estimated values of payouts under the 2013, 2014 and 2015 Multi-Year PIP Awards resulting from a hypothetical death or disability as of December 31, 2015. Under these circumstances, the amount of the payout for each award would have been determined at the target level but reduced pro-rata based on the number of full months in the Performance Period during which the NEO was an active Employee divided by the total number

Executive Compensation

of months in the original Performance Period. For the three-year performance period ending on December 31, 2015, the value included in the table represents 100 percent of a payout at the target performance level. For the three-year performance period ending on December 31, 2016, the value included in the table represents two-thirds of a payout at the target performance level. For the three-year performance period ending on December 31, 2017, the value included in the table represents one-third of a payout at the target performance level. The processes for determining Multi-Year PIP Award payouts under possible termination events are described in the narrative preceding this table.

Proposal 3

Proposal 3: Consider and Vote on Approval of the Material Terms of Performance Goals
under the Company's 2011 Omnibus Equity Plan

Overview
The Omnibus Plan was adopted by the Board on February 2, 2011, and approved by shareholders on May 4, 2011, for all future awards of equity-based compensation to the Company’s employees and non-employee directors. At the 2016 Annual Meeting, Shareholders are being asked to re-approve the material terms of performance goals under the Omnibus Plan, as described below, in order to preserve the Company’s federal income tax deduction for such awards. The Company is not seeking approval of additional shares or other changes to the Omnibus Plan.
Section 162(m) of the Internal Revenue Code imposes an annual limit of $1 million on the federal corporate tax deduction by a publicly-held corporation on compensation paid to each of its “Covered Employees,” who are defined as the company’s chief executive officer and executive officers (except for its chief financial officer) as of the end of the applicable year, whose compensation is required under SEC rules to be disclosed in the company’s proxy statement tables. The $1 million limitation does not apply to “performance-based compensation” that satisfies the requirements of Section 162(m).

Purpose of Proposal: Approval of the Material Terms of Performance Goals under Omnibus Plan
The requirements of Section 162(m) include obtaining shareholder approval of the following material terms of the Omnibus Plan at least every five years: (1) the class of employees eligible to receive compensation upon achievement of performance goals applicable to awards under the plan; (2) the business criteria on which such performance goals may be based; and (3) the maximum amount that could be paid to any Covered Employee upon the achievement of the performance goal(s) applicable to an award under the plan.

Eligibility: The Class of Employees Eligible to Receive Compensation upon Achievement of Performance Goals Applicable to Awards under the Omnibus Plan
Eligible participants in the Omnibus Plan include all employees of the Company’s subsidiaries and affiliates and non-employee directors of the Company, and, by specific designation of the Compensation Committee, other key individuals who provide certain consulting or advisory services to the Company or its subsidiaries. The selection of actual grant recipients from among individuals eligible to participate (“Participants”) in the Omnibus Plan will be determined from time to time in the discretion of the Compensation Committee (or by an authorized Company officer or Board committee as described the Administration section below).
As of December 31, 2015, approximately 3,000 employees and six non-employee directors were eligible to receive grants under the Omnibus Plan. Grants under the Omnibus Plan are expected to be utilized primarily for grants to a selective group of managerial-level employees and the Company’s non-employee directors.

Performance Measures: The Business Criteria on Which Such Performance Goals May be Based
For grants intended to qualify as Performance-Based Compensation, the Compensation Committee is required to approve the performance goals for the applicable performance period no later than the latest date permitted under Section 162(m). The performance goals will be based on one or more of the following performance measures that are set forth in the plan:

(a)
Measures of profitability including, but not limited to, net income, operating earnings, and earnings before or after any one or more of the following: taxes, interest, depreciation, amortization and other non-cash charges;

(b)
Measures of revenue including, but not limited to, earned premiums, written premiums, investment income, investment gains, and any other revenue measures reported by the Company in its financial statements;

Proposal 3

(c)
Measures of return including, but not limited to, return on assets, capital, invested capital, equity, earned premiums, written premiums, revenues, and returns and yields with respect to investment portfolio performance;

(d)	Cash flow including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity;

(e)	Measures related to insurance policy retention, operating efficiencies, and productivity;

(f)	The Company’s share price including, but not limited to, share appreciation measures and measures of total shareholder return;

(g)	Measures based on cost or expense targets;

(h)	Market share;

(i)	Customer satisfaction;

(j)	Bad debt experience;

(k)	Economic value added or EVA® [net operating profit after tax] less [cost of equity capital];

(l)	Insurance underwriting income, combined ratios, loss ratios or expense ratios; and

(m)	Recovery of capital or capital efficiency.
Determination of Award Payouts
In accordance with the Company’s procedures, after each performance period, the Company will provide the data and calculations necessary to assess the results and achievement of performance goals applicable to grants for such performance period, and the Compensation Committee will make a determination as to the degree of achievement of each performance goal based on such results. In its evaluation of performance, the Compensation Committee may include or exclude unusual events that occur during the applicable performance period as permitted by the plan. The Compensation Committee has the discretion to adjust these awards downward, either on a formula or discretionary basis or any combination, and to grant awards with different vesting terms that do not qualify as Performance-Based Compensation.

Participant Award Limits: The Maximum Amount that Could be Paid to any Covered Employee and other Participants upon the Achievement of the Performance Goal(s) Applicable to an Award under the
                                               Omnibus Plan

The Omnibus Plan imposes the following annual aggregate limits on the number of shares of Common Stock that may be issued pursuant to the following award types to any Participant other than a non-employee director:

Award Type	Annual Share Limit
Stock Options/SARs	1,500,000
Restricted Stock and RSUs	500,000
Performance Shares and Performance Units	500,000
Other Stock-Based Awards	500,000
The Omnibus Plan imposes the following limits on the aggregate number of shares of Common Stock that may be issued pursuant to Awards to non-employee directors:

Category	Share Limit
Aggregate maximum shares to any one director annually	20,000
Aggregate maximum to all non-employee directors during the term of the plan	1,000,000
If the number of outstanding shares of Common Stock is increased or decreased through a reorganization, recapitalization, reclassification, special cash dividend, stock dividend, stock split, reverse stock split or other similar transaction, the number

Proposal 3

of shares of Common Stock that may be issued or subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-Participant award limits, and other value determinations are subject to adjustment by the Compensation Committee. The Compensation Committee may also make adjustments to reflect other unusual or nonrecurring events affecting the Company or changes in applicable laws, rules, regulations or accounting principles.

Description of the Omnibus Plan
The following is a description of the other terms of the Omnibus Plan not described on the preceding pages. These descriptions are only summaries and are qualified by reference to the actual plan document, the current version of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the third quarter of 2013 filed with the SEC on October 31, 2013. You may access the plan document from the SEC’s website at www.sec.gov or from the Company’s website at kemper.com, or you may obtain a copy from the Company at no charge by contacting Kemper Investor Relations by telephone at 312.661.4930, by e-mail at investors@kemper.com, or by mail to One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

Plan Term
The Omnibus Plan became effective on May 4, 2011, upon shareholder approval (“Effective Date”), for a term of ten years, unless terminated sooner in accordance with its terms.

Key Features
The Omnibus Plan incorporates the following features:

•	offers a range of award types, including stock options, SARs, restricted stock, RSUs, performance shares, performance units and other stock-based awards (including DSUs);

•	provides the ability to include performance-based conditions on awards to tie compensation directly to performance by award recipients and the Company and its business units;

•
provides the ability to include “clawback” provisions in award agreements to effect the forfeiture or recoupment of the benefits payable under such awards as a result of specified events such as termination for substantial cause or misconduct resulting in an accounting restatement;

•	prohibits granting of options with an exercise price less than the fair market value of a share of Common Stock;

•	prohibits repricing of outstanding stock options or SARs;

•
prohibits “liberal” share counting provisions, such as adding back shares withheld to satisfy tax obligations upon vesting or option exercise or tendered to pay the exercise price of a stock option or counting only the net number of shares issued upon exercise of a stock appreciation right;

•	prohibits paying dividends on unvested performance shares;

•	does not provide for the issuance of restorative options;

•	limits the term of the Omnibus Plan to ten years.
Share Authorization and Fungible Design
Share Authorization
A maximum number of ten million shares of Common Stock (“Share Authorization”) may be issued pursuant to the Omnibus Plan, and may include new shares or treasury shares.
Fungible Plan Design
The design of the Omnibus Plan provides for fungible use of shares, with a fungible conversion factor of 3 to 1, so that the Share Authorization will be reduced at two different rates, depending upon the type of award granted. Each share of Common Stock issued upon the exercise of stock options or SARs will reduce the Share Authorization by one share, while each share

Director Compensation

of Common Stock issued pursuant to “full value awards” will reduce the Share Authorization by three shares. “Full value awards” are awards other than stock options or SARs that are settled by the issuance of shares of Common Stock, e.g., restricted stock, RSUs, performance shares, performance units if settled with stock, and other stock-based awards.
No Liberal Share Counting
Shares are counted against the Share Authorization only to the extent they are actually issued. Therefore, shares subject to awards granted under the Omnibus Plan which terminate by expiration, forfeiture, cancellation or settlement in cash in lieu of shares will again be available for grant under the Omnibus Plan. However, shares subject to outstanding awards granted under the Prior Plans that so terminate after the Effective Date will not become available for grant under the Omnibus Plan, and shares subject to the exercise or vesting of an award granted under the Omnibus Plan will be counted against the Share Authorization and will not be available again for grant under the Omnibus Plan, even if fewer shares are actually issued as result of the award recipient’s tender of existing shares to satisfy tax withholding requirements or to pay the exercise price of an option, or the exercise of a SAR.
Administration
The Compensation Committee is responsible for administering the Omnibus Plan and has the power and discretion to interpret the terms and intent of the plan and any related documentation, to adopt forms, rules and guidelines for administering the plan, to select award recipients and establish the terms and conditions of awards, and to modify and amend the plan and any award agreement as permitted under the terms of the plan. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers of the Company, agents or advisors, and the Board may authorize one or more Company officers or a Board Committee (in addition to the Compensation Committee) to designate employees to be recipients of awards and to determine the size and terms of such awards, with limitations as required by the plan.
Types of Awards
The Omnibus Plan provides the Compensation Committee with authority to grant the following types of awards and to determine the restrictions and conditions applicable to each award.
Restricted Stock and Restricted Stock Units (RSUs)
Restricted stock awards consist of shares of Common Stock that are issued to the Participant subject to conditions or specified restrictions that may result in forfeiture if not satisfied. RSU awards are similar to restricted stock awards but do not involve the issuance of shares of Common Stock until after specified conditions are satisfied.
Stock Options
The Committee may grant both incentive stock options and nonqualified stock options under the Omnibus Plan. The exercise price for stock options cannot be less than the fair market value of a share of Common Stock on the grant date, which is the closing price as reported by the New York Stock Exchange (“Fair Market Value”), and re-pricing is prohibited. The term of a stock option can be no longer than ten years (subject to a limited extension in the event that the expiration date falls within a trading blackout applicable to the Participant).
Stock Appreciation Rights (SARs)
The Compensation Committee may grant either freestanding or tandem SARs. Tandem SARs are issued in connection with a stock option award. The exercise price of an SAR cannot be less than the Fair Market Value of a share of Common Stock on the grant date, and re-pricing is prohibited. The exercise price and expiration date of a tandem SAR will be the same as for the tandem option. The term of a stock appreciation right can be no longer than ten years (subject to a limited extension in the event that the expiration date falls within a trading blackout applicable to the Participant). Upon exercise of a SAR, the holder will receive shares of Common Stock in an amount equal in value to the difference between the exercise price of the SAR and the Fair Market Value of the Common Stock subject to the SAR, although the Compensation Committee may provide for the alternative settlement in cash in lieu of shares of Common Stock.

Director Compensation

Performance Share and Performance Unit Awards
Performance share awards have an initial value based on the Fair Market Value of a share of Common Stock on the grant date. Performance unit awards have an initial value as determined by the Compensation Committee. Such awards will be earned only if and to the extent performance goals are met. The applicable performance goals and performance periods will be set forth in the individual award agreements and may vary among Participants.
Other Stock-Based Awards
The Compensation Committee may grant equity-based or equity-related awards other than options, SARs, restricted stock, RSUs, performance shares or performance units. The terms and conditions of each such “other stock-based award” shall be determined by the Compensation Committee. Other stock-based awards may entail the issue of actual shares of Common Stock or payment in cash based on the value of shares of Common Stock and may be fully vested and non-forfeitable upon grant. Other stock-based awards include DSUs, which defer conversion of the award to Common Stock until the date of the Participant’s separation from service with the Company.
Non-Employee Director Awards
The Omnibus Plan provides for awards to non-employee directors of any type available under the Omnibus Plan other than ISOs, which may be granted only to employees. The type, amount and terms of awards to be granted to non-employee directors, and the decision to grant any discretionary awards, shall be determined from time to time by the Board in its discretion after considering the recommendation of the Compensation Committee, subject to the Participant Award Limits shown on page 53 above.

Director Compensation

Plan Benefits
The following table shows the number of shares and the compensation values of the stock options and RSUs granted under the Omnibus Plan to executive officers and other employees on March 1, 2016, as well as DSUs expected to be granted to the Company’s non-employee directors on the day of the 2016 Annual Meeting. The terms of these types of awards are described in the Director Compensation section on page 8, the Compensation Discussion and Analysis section, under the heading Equity-Based Compensation on page 32, and in the footnotes and narrative discussions to the tables in the Executive Officer Compensation & Benefits section that begins on page 37.
The number of performance-based RSUs (PBRSUs) shown represent the shares that would vest if the performance goals were achieved at the “target” performance level.

NEW PLAN BENEFITS
2011 Omnibus Equity Plan

Name and Position	Award Type	Dollar Value ($)(1)	Number of Units (#)(1)
Joseph P. Lacher, Jr.	Stock Options	666,667	96,235
	PBRSUs	1,333,333	48,118
Frank J. Sodaro	Stock Options	146,250	21,112
	PBRSUs	146,250	5,278
John M. Boschelli	Stock Options	130,000	18,766
	PBRSUs	130,000	4,692
Denise I. Lynch	Stock Options	—	—
	PBRSUs	—	—
Richard Roeske	Stock Options	74,200	10,711
	PBRSUs	74,200	2,678
Donald G. Southwell	Stock Options	—	—
	PBRSUs	—	—
Executive Group (includes NEOs listed above)	Stock Options	1,197,117	172,809
	PBRSUs	1,863,783	67,263
Non-Executive Director Group	Stock Options	—	—
	DSUs (2)	450,000	16,240
Non-Executive Officer Employee Group	Stock Options	886,776	128,018
	PBRSUs	1,417,155	51,172
	Time-Based RSUs	1,109,685	40,090

(1)
The amounts in the Dollar Value column represent the compensation values of the shares of stock options and RSUs (Restricted Stock Units) shown in the Number of Units column that were granted on March 1, 2016, and the DSUs (Deferred Stock Units) the Company expects to grant to the non-employee directors on May 4, 2016. The compensation values are internal valuations used to determine the number of options/RSUs to be awarded to each employee annually. These valuations are different from the grant date fair values of equity awards determined under Accounting Standards Codification Topic 718 using Black-Scholes valuations for options and Monte-Carlo simulation to value performance-based RSUs. Based on internal valuations, stock options were valued at $6.93 (25% of $27.71, the closing price of a share of Common Stock on the grant date). Performance-based RSUs, time-based RSUs and DSUs were valued using the closing price of $27.71 of a share of Common Stock on the grant date.

(2)
The amounts shown for the Non-Executive Director Group represent the DSU awards that are currently expected to be granted on the date of the 2016 Annual Meeting under the non-employee director compensation program in effect for 2016. As discussed in the Director Compensation section under the heading Changes Made to Non-Employee Director Compensation for 2016 on page 9, the non-employee director compensation program approved by the Board for 2016 provides for an annual DSU award covering shares of Common Stock with a fixed compensation value of $75,000 to be

Director Compensation

granted to each non-employee director at the conclusion of the annual shareholder meeting each year. The amount shown in the Number of Units column is an estimate of the number of DSUs that will be granted at a total compensation value of $75,000 per director based on $27.71, the closing price of a share of Common Stock on March 1, 2016.

Vesting and Forfeiture of Awards
Award Agreements and Plan Provisions
In approving award agreements that establish the terms of particular awards, the Compensation Committee will determine the vesting terms for each award and how the award will be treated following termination of the Participant’s employment or service with the Company or its subsidiaries under specified circumstances and other events that might result in forfeiture or vesting of award benefits. Default provisions set forth in the Omnibus Plan determine the consequences of such termination and other events to the extent not specified in a particular award agreement.
Forfeiture and Clawbacks
The Compensation Committee has approved the inclusion of forfeiture and “clawback” provisions in all agreements for awards under the Omnibus Plan to effect the forfeiture, reduction or recoupment of the rights, payments and benefits otherwise payable under such awards upon the occurrence of specified events, whether required by applicable law, rule, regulation or Company policy as in effect from time to time. Such events may include, without limitation, an accounting restatement or other conduct determined by the Compensation Committee to be detrimental to the business or reputation of the Company or its subsidiaries.
Termination of a Participant’s Employment
The consequences of termination of the Participant’s employment or service with the Company or its subsidiaries as a result of death, disability, retirement, divestiture, or other reasons are determined in accordance with the agreement for the particular award. Such terms will determine the extent to which unvested portions of the award will be forfeited and the time and extent to which options or SARs may remain exercisable. To the extent not specified in the award agreement, the consequences are determined by the default provisions in the Omnibus Plan. In general, such default provisions provide for the vesting of awards upon the termination of a Participant’s employment due to death or disability, and the determination regarding vesting or forfeiture of unvested awards in the event a Participant’s employment otherwise terminates for reasons other than death or disability will vary by the particular circumstances and type of award.
Consequences of a Change in Control
The Compensation Committee may approve provisions for inclusion in award agreements for particular awards that determine the consequences of a change in control of the Company as defined in the Omnibus Plan (“Change in Control”). Unless otherwise provided in an award agreement, in the event that an award Participant’s employment is terminated by the employer without “substantial cause” or by the Participant without “good reason” (as such terms are defined in the plan) in connection with a Change in Control involving an acquisition of beneficial ownership or change in Board composition under the circumstances specified in the Omnibus Plan, any outstanding award not subject to performance conditions will vest, and an option or SAR award will remain exercisable for the remainder of its term, and any outstanding award subject to performance conditions will be deemed earned based on the greater of “target” or actual performance for a truncated performance period ending on the date of the Change in Control.
In the event of a Change in Control involving the merger, consolidation, dissolution or liquidation of the Company, or the sale of substantially all of the Company’s assets, under the circumstances specified in the Omnibus Plan, the Omnibus Plan will terminate and the Board will provide for one or more of the following alternatives: immediate vesting of outstanding awards; assumption of or substitution of outstanding awards by the successor corporation; continuance of the plan by the successor corporation; or payment in cash or stock in lieu of and in satisfaction of outstanding awards.

Plan Amendment and Termination
The Board may at any time amend, suspend or terminate the Omnibus Plan, but no material amendment will be made without shareholder approval if required by law or stock exchange rule, and no such action may materially and adversely affect any outstanding grant without the written consent of the affected Participant.

Director Compensation

Other Plan Provisions
Adjustments of Awards
Subject to certain limitations under the Omnibus Plan, the Compensation Committee may make adjustments in the terms, conditions and performance criteria applicable to grants in recognition of certain unusual or nonrecurring events affecting the Company or a Participant, or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the plan.
Non-transferability of Awards
Unless approved by the Compensation Committee and set forth in particular award agreements, awards may not be transferred other than by will or by the laws of descent and distribution, and stock options and SARs may be exercised only by the Participant during his or her lifetime.
Federal Income Tax Consequences
The following discussion summarizes certain federal income tax consequences of the issuance and receipt of awards of stock options, SARs, restricted stock, RSUs, or performance shares or performance units under the Omnibus Plan under the law in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Omnibus Plan, nor does it cover state, local, or non-U.S. taxes.
Nonqualified Stock Options and SARs
No taxable income is realized by the Participant at the time a non-qualified option or SAR is granted. Upon exercise, the Participant realizes ordinary income in an amount equal to the difference between the fair market value and exercise price of the shares on the date of exercise and the Company is entitled to a tax deduction for the same amount. Upon a taxable disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction for the Company.
Incentive Stock Options (“ISOs”)
In general, if certain holding periods are met, the Participant will not realize taxable income upon the grant or exercise of an ISO and no deduction is allowed to the Company. Instead, the Participant is taxed only at the time of sale of the shares received upon exercise. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the Participant will be taxed on any appreciation in excess of the exercise price as long-term capital gain and any loss sustained will be a long-term capital loss. If the shares are disposed of before the expiration of the holding periods described above, the Participant would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at time of exercise over the exercise price, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction to the Company.
Restricted Stock, RSUs and DSUs
Awards of restricted stock, RSUs and DSUs, under the terms of Awards granted by the Company, generally are not included in taxable income when granted, but instead are taxable at the time that they are converted into common shares of the Company. If the Company provides cash dividend equivalents on RSU and DSU Awards at the time that dividends are declared and paid by the Company with respect to the Company’s Common Stock, so that Participants receive cash payments equal to the total cash dividend they would have received had the RSUs and DSUs been actual shares of Common Stock, such dividend equivalents are taxable as compensation to the Participants at the time of receipt. The Company would be entitled to a corresponding deduction at the time a Participant recognizes taxable income on an Award or dividend equivalent payment.

Proposal 3

Required Vote
If a quorum is present, the material terms of the performance goals under the Company’s 2011 Omnibus Equity Plan will be approved by the affirmative vote of the majority of the votes cast, meaning the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” plus, as required by the NYSE rules related to the approval of equity compensation plans, the number of shares voted “ABSTAIN.” Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the vote for this proposal.
In the event that this proposal is not approved by the shareholders, future awards to Covered Employees under the Omnibus Plan would not qualify as performance-based compensation and so may be subject to the $1 million limitation on federal tax deductions.

Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” Proposal 3.

Ownership of Kemper Stock

Ownership of Kemper Common Stock

Directors and Executive Officers
On March 11, 2016, there were approximately 51,133,252 shares of the Company’s Common Stock outstanding. The following table shows the beneficial ownership of the Common Stock as of March 11, 2016 (unless otherwise indicated) by: (i) each director; (ii) each Named Executive Officer; and (iii) all directors and executive officers as a group.

Name of Beneficial Owner	Common Shares at March 11, 2016 (1)	Stock Options Exercisable On or Before May 10, 2016 (2)	Total Shares Beneficially Owned	Percent of Class (3)
Directors:
George N. Cochran	2,208	9,179	11,387	*
Kathleen M. Cronin	500	8,000	8,500	*
Douglas G. Geoga	9,330	41,965	51,295	*
Robert J. Joyce	3,500	17,179	20,679	*
Joseph P. Lacher, Jr., President and Chief Executive Officer	—	—	—	*
Christopher B. Sarofim	1,500	16,000	17,500	*
David P. Storch	6,500	29,179	35,679	*
NEOs (other than Mr. Lacher who is listed above):
Frank J. Sodaro, Senior Vice President and Chief Financial Officer	11,886	25,000	36,886	*
John M. Boschelli, Senior Vice President and Chief Investment Officer	26,429	38,750	65,179	*
Denise I. Lynch, Former Vice President (4)	24,291	30,000	54,291	*
Richard Roeske, Vice President and Chief Accounting Officer	56,673	65,500	122,173	*
Donald G. Southwell, Former Chairman, President and CEO	49,704	220,000	269,704	*
Directors, NEOs and Other Executive Officers as a Group (14 persons)	220,496	522,877	743,373	1.5%
(1) The shares shown for non-employee directors (i.e, the directors other than Mr. Lacher) include outstanding DSUs, and the numbers of shares for NEOs and other executive officers include any shares of Common Stock indirectly held in the Company’s 401(k) Plan. The shares shown for the non-employee directors include 500 DSUs for Mr. Cochran and Ms. Cronin and 1,500 DSUs for Messrs. Geoga, Joyce, Sarofim and Storch. RSUs held by officers are not included in the amounts shown in this table because they are not deemed beneficially owned shares of Common Stock under SEC rules applicable to this table unless they will vest within 60 days. Accordingly, the shares shown for the NEOs do not include the following performance-based RSUs held by the NEOs: Lacher (48,118), Sodaro (13,278), Boschelli (10,692), Roeske (5,878) and Southwell (30,000). To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive power with respect to the shares listed opposite his or her name, unless otherwise indicated.
(2) The shares shown include stock options outstanding as of March 11, 2016 that will be vested as of May 10, 2016.
(3) The percentages shown for any individual and for the directors and executive officers as a group are based on the 51,133,252 shares of the Company’s Common Stock outstanding on March 11, 2016, plus shares that the respective individual or the group has the right to acquire through outstanding DSU or RSU awards or the exercise of outstanding

Ownership of Kemper Stock

stock options that will be vested as of May 10, 2016. An asterisk in this column indicates a percentage of less than 1 percent.
(4) This number is based on information currently available to the Company.

Certain Beneficial Owners
The following table sets forth information about persons, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock. To the Company’s knowledge, the beneficial owner has sole voting and sole dispositive power with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Singleton Group LLC	8,334,520	(2)	16.3%
3419 Via Lido, #630 Newport Beach, California 92663
Dimensional Fund Advisors LP	4,396,606	(3)	8.6%
Building One 6300 Bee Cave Road Austin, Texas 78746
BlackRock, Inc.	3,919,443	(4)	7.7%
55 East 52nd Street New York, New York 10055
T. Rowe Price Associates, Inc.	3,378,577	(5)	6.6%
100 East Pratt Street Baltimore, Maryland 21202
Fayez Sarofim and Fayez S. Sarofim & Co.	3,370,534	(6)	6.6%
Two Houston Center, Suite 2907 909 Fannin Street Houston, Texas 77010
Vanguard	2,825,565	(7)	5.5%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)	The percentages shown are based on the 51,133,252 shares outstanding on March 11, 2016.

(2)
Based on information reported in a Schedule 13D/A filed jointly with the SEC on December 31, 2015, the Singleton Group LLC (“LLC”), William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, as managers of the LLC, the LLC directly owns 8,334,520 shares of Common Stock. William W. Singleton, Christina Singleton Mednick and Donald E. Rugg, as managers of the LLC, share voting and dispositive power with respect to the shares of Common Stock held by the LLC, and so may be deemed beneficial owners of all such shares, and Donald E. Rugg has sole voting and dispositive power with respect to 412 shares of Common Stock. As a result of these shares beneficially owned outside of the LLC and his role as a manager of the LLC, Donald E. Rugg may be deemed a beneficial owner of 8,334,932 shares of Common Stock. In a Form 4 filed with the SEC on May 8, 2014, William W. Singleton and Christina Singleton Mednick reported having indirect interests in these shares as trustees and beneficiaries of certain trusts holding membership interests in the LLC and as managers of the LLC and disclaimed beneficial interest of the shares of Common Stock held by the LLC except to the extent of their respective pecuniary interests therein.

(3)
Based on information reported in a Schedule 13G/A filed with the SEC on February 9, 2016, Dimensional Fund Advisors LP (“Dimensional”) beneficially owns an aggregate of 4,396,606 shares of Common Stock as of December 31, 2015, as to which Dimensional has sole dispositive power and which includes 4,349,352 shares as to which it has sole voting power. According to the Schedule 13G/A, these shares are held by four investment companies to which Dimensional furnishes investment advice, and certain other commingled funds, group trusts and separate accounts for which

Ownership of Kemper Stock

Dimensional serves as investment manager or sub-adviser. Dimensional disclaimed beneficial ownership of these shares.
(4) Based on information reported in a Schedule 13G/A filed with the SEC on January 26, 2016, BlackRock, Inc. (“BlackRock”) beneficially owns an aggregate of 3,919,443 shares of Common Stock as of December 31, 2015, as to which BlackRock has sole dispositive power and which includes 3,816,791 shares as to which it has sole voting power. BlackRock also reported that it was filing as the parent holding company or control person of certain subsidiaries listed in an exhibit to the Schedule 13G/A.
(5) Based on information reported in a Schedule 13G/A filed jointly with the SEC on February 11, 2016 by T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Mid-Cap Value Fund, Inc., T. Rowe Price may be deemed to be the beneficial owner of 3,378,577 shares of Common Stock as of December 31, 2015 as to which T. Rowe Price has sole voting power as to 689,464 shares and sole dispositive power as to 3,378,577 shares. T. Rowe Mid-Cap Value Price Fund may be deemed to be the beneficial owner of 1,992,443 as of December 31, 2015 shares as to which it has sole voting power. According to information provided to the Company by T. Rowe Price, these shares are owned by various individual and institutional investors to which T. Rowe Price serves as an investment adviser with power to direct investments and/or sole power to vote the shares. T. Rowe Price disclaimed beneficial ownership of these shares.
(6) Based on information reported in a Schedule 13G/A filed jointly with the SEC on February 4, 2016 by Fayez Sarofim, Fayez Sarofim & Co., Sarofim Trust Co. and Sarofim International Management Co., Fayez Sarofim may be deemed to be the beneficial owner of 3,370,534 shares of Common Stock as of December 31, 2015. Of such shares, Fayez Sarofim reported sole voting and dispositive power as to 2,469,070 shares, shared voting power as to 890,342 shares and shared dispositive power as to 901,464 shares.
Fayez Sarofim & Co. (of which Fayez Sarofim is the Chairman of the Board, Chief Executive Officer, a director, and the majority shareholder) may be deemed to be the beneficial owner of 901,464 shares of Common Stock as of December 31, 2015 as to which Fayez Sarofim & Co. has shared dispositive power, and which includes 890,342 shares as to which it has shared voting power. According to the Schedule 13G/A, 901,464 shares are held in investment accounts that are managed by Fayez Sarofim & Co. for numerous clients as to which Fayez Sarofim & Co. has full investment discretion. Fayez Sarofim & Co. maintains policies that preclude Fayez Sarofim from exercising voting and dispositive power with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries.
Sarofim Trust Co., a wholly-owned subsidiary of Fayez Sarofim & Co., may be deemed to be the beneficial owner of 67,910 shares of Common Stock as of December 31, 2015 as to which it has shared voting and dispositive power. According to the Schedule 13G/A, all 67,910 shares are held in investment advisory accounts managed by Sarofim Trust & Co.
Sarofim International Management Co., a wholly-owned subsidiary of Fayez Sarofim & Co., directly owns 725,020 shares of Common Stock as of December 31, 2015 as to which it has shared voting and dispositive power.
(7) Based on information reported in a Schedule 13G filed with the SEC by The Vanguard Group (“Vanguard”) on February 10, 2016, Vanguard may be deemed to be the beneficial owner of 2,825,565 shares of Common Stock as of December 31, 2015. Of such shares, Vanguard reported sole voting power as to 57,338 shares, sole dispositive power as to 2,767,727 shares, shared voting power as to 3,100 shares and shared dispositive power as to 57,838 shares.
According to the Schedule 13G, Vanguard’s wholly-owned subsidiary, Vanguard Fiduciary Trust Company, is the beneficial owner of 54,738 shares of Common Stock as a result of its serving as the investment manager of collective trust accounts. Additionally, Vanguard’s wholly-owned subsidiary, Vanguard Investments Australia, Ltd. is the beneficial owner of 5,700 shares of Common Stock as a result of its serving as an investment manager of Australian investment offerings.

Ownership of Kemper Stock

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers and persons who beneficially own more than 10 percent of the registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of such securities. Based on the Company’s knowledge of stock transactions, its review of copies of reports filed under Section 16(a) and written representations furnished to the Company, the Company believes that all filing requirements applicable to its directors, executive officers and more than ten percent beneficial owners were complied with for the fiscal year ended December 31, 2015, with the exception of one transaction reported late for Ms. Lynch and one late Form 4 filed for Mr. Evans to report three vesting transactions.

Frequently Asked Questions

Frequently Asked Questions

Proxy and Proxy Statement

What is a Proxy?
A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Joseph P. Lacher, Jr., our President and Chief Executive Officer, and C. Thomas Evans, Jr., our Vice President, Secretary and General Counsel, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?
A Proxy Statement is a document that sets forth the information required by the federal securities laws and regulations administered by the SEC which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date
Who can vote at the Annual Meeting?
You are entitled to vote at the Annual Meeting if you owned Common Stock at the close of business on the Record Date.

How many votes do I have?
Each share of Common Stock that you owned on the Record Date entitles you to one vote. Your proxy card indicates the number of shares of Common Stock that you owned on the Record Date that may be voted at the Annual Meeting.
How many shares of Kemper stock are eligible to be voted at the Annual Meeting?
At the close of business on the Record Date, there were 51,133,252 shares of Common Stock issued and outstanding. Accordingly, 51,133,252 shares of Common Stock are eligible to be voted at the Annual Meeting. Kemper had no other voting securities outstanding on the Record Date.
What is a quorum?
To conduct business at the Annual Meeting, a quorum must be present; that is, a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.
On what am I being asked to vote on?
Shareholders are being asked to vote on the following proposals at the Annual Meeting:
Proposal 1:     Election of the director Nominees listed beginning on page 11;
Proposal 2:     Advisory proposal on the ratification of the selection of Deloitte & Touche LLP as the Company’s
Independent Registered Public Accountant for 2016; and
Proposal 3:     Approval of the material terms of performance goals under the Company’s 2011 Omnibus Equity
Plan.
What is the difference between a shareholder that holds shares as a “registered shareholder” or in “street name”?
The shares of a registered shareholder are registered with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), in the shareholder’s own name. Shares held in street name are registered with Computershare in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Frequently Asked Questions

What are the different methods that I can use to vote my shares of Common Stock?
Shares held by registered shareholders:
If you hold your shares of Common Stock as a registered shareholder, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date your proxy card and return it no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on your proxy card and follow the recorded instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 3, 2016;

•	Access the proxy voting website identified on your proxy card and follow the instructions no later than 10:59 p.m. Central Daylight Time on Tuesday, May 3, 2016; or

•	Attend the Annual Meeting in person and deliver your proxy card or ballot to one of the ushers when requested to do so.
Shares held in street name:
If you hold your shares of Common Stock in street name, your broker (or other institution holding your shares of Common Stock in street name) generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to the Company to vote your shares in accordance with any instructions you provide.
Shares held through 401(k) Plan:
If you hold your shares of Common Stock through the Company’s 401(k) Plan, you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date your proxy card and return it by 1:00 a.m. Central Daylight Time on Monday, May 2, 2016 (“401(k) Deadline”), for your voting instructions to be effective;

•
Call the toll-free telephone number on your proxy card and follow the recorded instructions by by 1:00 a.m. Central Daylight Time on the 401(k) Deadline, for your voting instructions to be effective; or

•	Access the proxy voting website identified on your proxy card and follow the instructions by 1:00 a.m. Central Daylight Time on the 401(k) Deadline, for your voting instructions to be effective.
If you provide timely voting instructions for your 401(k) Plan shares, the plan trustee will confidentially vote your shares in accordance with your voting instructions. In accordance with the terms of the 401(k) Plan, if you do not vote your plan shares before the voting deadline, the plan trustee will vote your shares in the same proportion as all other shares were voted in accordance with timely voting instructions provided to the trustee by all other plan participants.
The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 10:59 p.m. Central Daylight Time on the day before the Annual Meeting, and, for 401(k) Plan shares, at the 401(k) Deadline. The reason for this cut-off is to allow for the timely assembly and tabulation of voting instruction data.
How do I vote my Common Stock in person?
If you owned Common Stock in your own name on the Record Date, your name will appear on the list of registered shareholders of the Company and, if you wish to attend in person, you will be admitted to the Annual Meeting and may

Frequently Asked Questions

vote by written ballot or by delivering a signed proxy card. However, note that: (i) Shares held through the 401(k) Plan must be voted by the 401(k) Deadline and, accordingly, may not be voted in person at the Annual Meeting; and (ii) if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on the Record Date and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, C. Thomas Evans, Jr., prior to the commencement of the Annual Meeting.
If I plan to attend the Annual Meeting, should I give my proxy?
Regardless of whether you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or over the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.
How will my proxy be voted?
If you (or your broker or other institution holding your shares held in street name) properly sign and timely return your proxy card, or timely deliver your voting instruction by telephone or over the Internet, the individuals designated as proxies on the proxy card will vote your shares as you have directed. With respect to Proposal 1, you may choose to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting for each director Nominee. With respect to Proposals 2 and 3, you may choose to vote “FOR” or “AGAINST,” or to “ABSTAIN” from voting. For specific information about the voting requirements for a particular proposal, please refer to the Required Vote section for such proposal.
For shares held as a registered shareholder, if you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. For shares held in street name, you should contact your broker (or other institution) to determine the method by which your shares will be voted if you sign the proxy card but do not make specific choices. The Board of Directors recommends that you vote “FOR” all of the director Nominees in Proposal 1 and “FOR” Proposals 2 and 3.
What does it mean if I receive more than one proxy card?
If your Kemper shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.
What are broker non-votes and how might they affect voting?
The applicable NYSE rules allow a stockbroker holding securities in street name for its customer to exercise discretionary voting power for those securities with respect to some matters (called “discretionary” matters) but not others (called “non-discretionary” matters), depending on the subject matter of the proposal being voted on. Broker non-votes can occur when a stockbroker does not receive voting instructions from its customer on a non-discretionary matter. Under the current NYSE rules, director elections and all matters related to executive compensation are considered non-discretionary matters for which brokers cannot vote undirected shares. Any shares you hold in street name will not be voted with regard to Proposals 1 and 3 unless you provide timely voting instructions to your broker. Under the NYSE rules, Proposal 2 is considered a discretionary matter for brokers, and a broker not receiving voting instructions from a customer will be free to cast a vote in its discretion as to this matter.
How will voting on any other business be conducted?
As of the date hereof, the Company’s management is aware of no business that will come before the Annual Meeting other than Proposals 1 through 3 as described in this Proxy Statement, and only the Board of Directors may introduce any additional business. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons designated as proxies to vote on any such matters in their discretion.
Who will tabulate the votes, and how do I find out the voting results after the Annual Meeting?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election. The Company will report the voting results in a Current Report on Form 8-K that it will file with the SEC within four business days after the Annual Meeting.

Frequently Asked Questions

May I revoke my proxy or change my voting instructions?
Shares held as a registered shareholder:
You may revoke your proxy or change your voting instructions for registered shares as follows:

•	Deliver another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Kemper’s Secretary, C. Thomas Evans, Jr., in writing prior the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote any time prior to 10:59 p.m. Central Daylight Time on Tuesday, May 3, 2016; or

•	Attend the Annual Meeting in person and deliver a new, signed proxy card or ballot to one of the ushers when requested to do so.
Shares held through the 401(k) Plan:
You may revoke your proxy or change your voting instructions for shares held through the 401(k) Plan by completing any of the following:

•	Deliver another signed proxy card with a later date prior to the 401(k) Deadline; or

•	Call the toll-free telephone number, or access the proxy voting website, identified on the proxy card and re-vote anytime prior to the 401(k) Deadline.
Shares held in street name:
You should contact your stockbroker (or other institution holding your shares) to determine the procedures, if any, for revoking or changing your voting instructions for shares held in street name.

Shareholder Proposals, Nominations and Communications
May a shareholder nominate someone at the 2016 Annual Meeting to be a director of Kemper or bring any other business before the 2016 Annual Meeting?
The Company’s Bylaws require advance notice to the Company if a shareholder intends to attend an annual meeting of shareholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a shareholder of record who meets the requirements set forth in Section 14 of the Company’s Bylaws and provides the required information in the notice within the time period described therein. Each year’s proxy statement states the applicable time period for providing such a notice for the next year’s annual meeting. The deadline for notices in relation to the 2016 Annual Meeting has expired, and the Company did not receive any such notices that complied with the Bylaws requirements during the prescribed notice period. Accordingly, no such director nominations or other business proposed by shareholders from the floor of the 2016 Annual Meeting will be in order. The procedures for shareholders to nominate directors or make other proposals relating to the 2017 Annual Meeting are summarized below in the answers to the following two questions.
How may a shareholder nominate someone to be a director of Kemper or bring any other business before the 2017 Annual Meeting?
In accordance with the advance notice requirements of the Bylaws described above, if a shareholder of record wishes to nominate one or more directors or bring other business to be considered by shareholders at the 2017 Annual Meeting, such proposals must be made in writing to the Company no earlier than February 3, 2017 and no later than March 6, 2017. However, if the date of the 2017 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2016 Annual Meeting date (i.e., May 4, 2016), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2017 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2017 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2017 Annual Meeting is first made.

Frequently Asked Questions

All shareholder proposals and notices should be submitted to the Secretary of Kemper Corporation, at One East Wacker Drive, Chicago, Illinois 60601.
Please note that these requirements relate only to matters intended to be proposed from the floor of the 2017 Annual Meeting. They are separate from certain SEC requirements that must be met to have shareholder proposals included in the Company’s Proxy Statement, as described immediately below.
When are shareholder proposals due so that they may be included in Kemper’s Proxy Statement for the 2017 Annual Meeting?
Pursuant to the regulations of the SEC that are currently in effect, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2017 Annual Meeting must do so no later than November 25, 2016. Certain other SEC requirements must also be met to have a shareholder proposal included in the Company’s Proxy Statement. These requirements are independent of the advance notice requirements of the Company’s Bylaws described immediately above. Under SEC rules in effect on the date of this Proxy Statement, shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to the Secretary of Kemper, at One East Wacker Drive, Chicago, Illinois 60601.
How may a shareholder or other interested party communicate with the Board of Directors?
Shareholders and other interested parties may communicate with the Board of Directors, or with the non-management directors as a group, by calling the Kemper Corporate Responsibility Hotline at 866.398.0010 or by submitting a report or inquiry online at listenupreports.com.
The hotline and the online reporting function are managed by an independent company, and reports can be made anonymously or confidentially. Communications will be directed to the Chair of the Nominating & Corporate Governance Committee if addressed to the non-management or independent directors as a group.

Cost of Proxy Solicitation
What are the costs of soliciting these proxies and who pays them?
The Company has retained the services of Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies and will pay Innisfree a base fee of $12,500 for these services, plus its related costs and expenses. The Company will bear the total expense of the solicitation that will include, in addition to the amounts paid to Innisfree, amounts paid for printing and postage and to reimburse banks, brokerage firms and others for their expenses in forwarding proxy solicitation material. Although the principal distribution of proxy materials will be through the Internet, solicitation of proxies will also be made by mail. Additional proxy solicitation may be made by telephone or other direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Kemper and Householding Requests
Where can I find more information about Kemper?
The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments thereto are accessible free of charge through its website, kemper.com, as soon as reasonably practicable after such materials are filed with or furnished to the SEC. You may also obtain at no charge a copy of the Company’s most recent Annual Report on Form 10-K, other materials filed with the SEC and additional information regarding Kemper as follows:

•	Contact Kemper Investor Relations by telephone at 312.661.4930, or by e-mail at investors@kemper.com; or

•	Write to Kemper at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.
How may shareholders with the same address request delivery of either single or multiple copies of the Company’s Proxy Statement?
If you and another shareholder who shares your address received multiple copies of this Proxy Statement, you may contact the Company as described above and request that a single copy be sent to your address for future deliveries of Company

Frequently Asked Questions

communications. This is commonly referred to as “householding.” If your proxy statement was “householded” but you prefer to receive separate copies, you may contact the Company as described above to request separate copies now or for future deliveries of Company communications.

Incorporation by Reference
Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement into such filings, the Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not to be incorporated by reference into any such filings, nor are they to be deemed soliciting material or deemed to be filed under such Acts.
**********
This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by the authority of the Board of Directors.

C. Thomas Evans, Jr.
Secretary

Appendix A

Supplement to Compensation Discussion and Analysis
The information in this Appendix supplements the disclosures in the Compensation Discussion and Analysis section of the Company’s Proxy Statement under the heading Performance Incentive Plan, beginning on page 28.
The following tables provide additional information about the Company Performance Criteria for the 2015 PIP Award payouts to the NEOs that are discussed in the above-referenced section of the Company’s Proxy Statement.
2015 Annual PIP Awards

Company Performance Criteria under 2015 Annual PIP Awards to Messrs. Sodaro, Roeske and Southwell:
Performance Criteria	Definition of Key Terms
Annual Kemper Consolidated Earned Premium Revenue Growth (weighted 40%)	Annual Kemper Earned Premium Revenue Growth is defined as the percentage change in consolidated Earned Premium Revenues in 2015 from such revenues in 2014.
Annual Kemper Consolidated Operating Profit Margin (weighted 60%)
Annual Kemper Operating Profit Margin is defined as (i) Consolidated Net Operating Income, a non-GAAP financial measure as reported, defined and reconciled to GAAP in the Company’s Annual Report on Form 10-K, and as further adjusted for a Catastrophe Loss Collar as described below divided by (ii) Earned Premium Revenues.

The Catastrophe Loss Collar shall be computed as follows:

(i) If Catastrophe Losses and Loss Adjustment Expenses (“LAE”) (including Catastrophe reserve development) reported by the Property & Casualty Insurance segment (“Reported Catastrophe Losses and LAE”) are greater than 1.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Maximum Catastrophe Losses and LAE”), Consolidated Net Operating Income shall be increased by an amount equal to the difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;

(ii) If Reported Catastrophe Losses and LAE are less than 0.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment (“Minimum Catastrophe Losses and LAE”), Consolidated Net Operating Income shall be reduced by an amount equal to the difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or

(iii) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Consolidated Net Operating Income.

Appendix A

Company Performance Criteria under 2015 Annual PIP Award to Mr. Boschelli:
Performance Criteria	Definition of Key Terms
Annual Excess Return from Corporate Investments (weighted 20%).
Annual Excess Return from Corporate Investments is determined by comparing the actual “Kemper 12 Month Total Investment Return” performance of Kemper’s Investment Portfolio to the results of a “Weighted Average Peer Return” (“WAPR”) for the Performance Period. Excess Return is expressed in basis points.

Annual Excess Return from Pension Investments (weighted 5%).
Annual Excess Return from Pension Investments is determined by comparing the actual “Kemper 12 Month Total Pension Return” for Kemper’s Pension Portfolio to the “Strategic Portfolio Return for Pension Investments” benchmark for the Performance Period. Excess Return is expressed in basis points.

Annual Pre-Tax Equivalent Net Investment Income Yield (weighted 50%).
Annual Pre-Tax Equivalent Net Investment Income Yield shall be computed by dividing:

(i) Pre-Tax Equivalent Net Investment Income by

(ii) the average of Total Investments at the beginning of the Performance Period and Total Investments at the end of the Performance Period.

Pre-Tax Equivalent Net Investment Income shall be computed by dividing:

(i) Net Investment Income on an after-tax basis taking into
consideration tax deductions for tax-preferenced net investment income by

(ii) the sum of 100% minus Kemper's federal income tax rate.

Annual Kemper Consolidated Earned Premium Revenue Growth (40%); and Annual Kemper Consolidated Operating Profit Margin (60%) (collectively weighted 25%).	See Definition of Key Terms under 2015 Annual PIP Awards to Messrs. Sodaro, Roeske and Southwell described on page A-1.

Appendix A

Company Performance Criteria and Target Multiplier under 2015 Annual PIP Award to Ms. Lynch:
Performance Criteria	Definition of Key Terms
Annual Consolidated Earned Premium Revenue Growth for the Kemper P&C Group (weighted 40%)
Annual Consolidated Earned Premium Revenue Growth for the Kemper P&C Group is defined as the percentage change in Consolidated Earned Premium Revenues in 2015 from such revenues in 2014 for the Kemper P&C Group.

Annual GAAP Combined Ratio for the Kemper P&C Group (weighted 30%)
Annual GAAP Combined Ratio for the Kemper P&C Group shall be computed by dividing the sum of Total Losses & LAE, as adjusted for a Catastrophe Loss Collar, and Total Underwriting Expenses for the Property & Casualty Insurance segment by Earned Premium Revenues for the Property & Casualty Insurance segment.

The Catastrophe Loss Collar shall be computed as follows:

(i) If Reported Catastrophe Losses and LAE are greater than the Maximum Catastrophe Losses and LAE, Total Losses and LAE for the Property & Casualty Insurance segment Income shall be decreased by an amount equal to the difference between the Reported Catastrophe Losses and LAE and the Maximum Catastrophe Losses and LAE;

(ii) If Reported Catastrophe Losses and LAE are less than the Minimum Catastrophe Losses and LAE, Total Losses and LAE for the Property & Casualty Insurance segment shall be increased by an amount equal to the difference between the Minimum Catastrophe Losses and LAE and the Reported Catastrophe Losses and LAE; or

(iii) If Reported Catastrophe Losses and LAE are less than the Maximum Catastrophe Losses and LAE and greater than the Minimum Catastrophe Loss and LAE, no adjustment shall be made to Total Losses and LAE for the Property & Casualty Insurance segment.

Annual GAAP Underlying Combined Ratio for the Kemper P&C Group (weighted 30%)
Annual GAAP Underlying Combined Ratio for the Kemper P&C Group is defined as the sum of Total Underlying Losses & LAE and Total Underwriting Expenses divided by Earned Premium Revenues for the Property & Casualty Insurance segment.

Total Underlying Losses & LAE is defined as Total Losses and Loss Adjustment Expenses excluding Catastrophe Losses and prior year development for the Property & Casualty Insurance segment.

2015 Multi-Year PIP Awards

Company Performance Criteria under 2015 Multi-Year PIP Awards to Messrs. Sodaro, Roeske and Southwell:
The Performance Criteria are the three-year average of Kemper’s consolidated (1) Revenue Growth (weighted 60%); and (2) Return on Equity (weighted 60%), as defined below. The Performance Criteria are subject to the Catastrophe Loss Collar (as defined on page A-1, but with Net Income substituted for Consolidated Net Operating Income where such term is used).

Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = Total Revenues excluding Net Realized Investment Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s 2017 Annual Report on Form 10-K and B = Total Revenues excluding Net Realized Investment Gains (Losses) on Sales of Investments and Net Impairment Losses Recognized in Earnings as reported in the Company’s 2015 Annual Report.

Appendix A

Return on Equity is defined as the return on average shareholders’ equity, which shall be computed by dividing the sum of GAAP Net Income, subject to the Catastrophe Loss Collar, as reported in the Company’s Annual Reports for each of the three years in the Performance Period by the sum of the Average Shareholders’ Equity for each of the three years.

Average Shareholders’ Equity is defined as the simple average of Total Shareholders’ Equity as reported in the Company’s Annual Reports for the beginning and end of year for each year.

Definitions of Company Performance Criteria under 2015 Multi-Year PIP Award for Mr. Boschelli:
The Target Multiplier applicable to the 2014 Multi-Year PIP Award to Mr. Boschelli will be determined by computing a weighted average of the Target Multipliers derived for the following four performance criteria for the Performance Period ending December 31, 2017:

Performance Criterion 1
3-Year Excess Return from Corporate Investments (v. WAPR) (weighted 20%). This is determined by comparing the 3-year Kemper Total Investment Return to the 3-year WAPR. A simple average is calculated of the return for each year in the Performance Period.

Performance Criterion 2
3-Year Excess Return from Pension Investments (v. Benchmark) (weighted 5%). This is determined by comparing the 3-year Kemper Total Pension Return for Kemper’s Pension Portfolio to the 3-Year Strategic Portfolio Return for the Performance Period. A simple average is calculated of the return for each year in the Performance Period.

Performance Criterion 3
3-Year Pre-Tax Equivalent Net Investment Income Yield (weighted 50%). All aspects of the calculation for the Pre-Tax Equivalent Net Investment Income Yield, for the Multi-Year PIP Award would follow the same method as that of the Annual PIP Award for the 3-year Performance Period.

Performance Criterion 4
3-Year Kemper Consolidated Revenue Growth (40%) and Return on Equity (60%) (collectively weighted 25%). See definitions of key performance criteria under 2015 Multi-Year PIP Awards for Messrs. Sodaro, Roeske and Southwell.

Definitions of Company Performance Criteria under 2015 Multi-Year PIP Award for Ms. Lynch:
The Company Performance Criteria for the Kemper P&C Group are Earned Premium Revenue Growth (weighted 40%) and Return on Allocated Equity (weighted 60%), as defined below, and calculated on a consolidated basis for the Kemper P&C Group, as described below.

Premium Revenue Growth is defined as the three-year compound annual growth rate, calculated as [(A/B)^(1/3)-1], where A = Total Earned Premiums as reported in the December 2017 Management Reports and B = Total Earned Premiums reported in the December 2015 Management Reports.

Return on Allocated Equity is defined as the simple average of the three annual Returns on Allocated Equity, which shall be computed by dividing the sum of Net Operating Income for the Property & Casualty Insurance segment as reported in the Company’s Annual Reports, as adjusted for a Catastrophe Loss Collar, for each of the three years in the Performance Period by the sum of the Average Allocated Equity for the Property & Casualty Insurance segment for each of the three years. For the numerator and denominator of this calculation, Reported Catastrophe Losses and LAE for each year shall not exceed 1.5 times or be less than 0.5 times the planned catastrophe losses and LAE for the Property & Casualty Insurance segment for such year.

Average Allocated Equity is defined as the simple average of total Allocated Equity as determined for the beginning and end of year for each year in the Performance Period, wherein Allocated Equity is defined as the amount of equity determined to be attributable to a given Company reporting unit or segment using the Allocated Equity Model.

Appendix A

Allocated Equity Model is defined as the risk-based method developed to allocate equity to the Company’s reporting units or segments. The risk-adjusted share of all investments and the associated tax balances are allocated using AM Best’s Capital Adequacy Ratio (“BCAR”) and internally developed risk capital measures. This method achieves the goal of fully allocating investment capital and net investment income to the operating business segments with the exception of any excess based on a BCAR % above target levels.

Adjustments to Net Operating Income:
A Catastrophe Loss Collar is to be used to adjust Net Operating Income for the Property & Casualty Insurance segment for each year in the performance period in a manner similar to the method used to adjust the 2015 Annual PIP awards for Messrs. Sodaro, Roeske and Southwell described above.

Kemper Corporation
Notice of 2016 Annual Meeting and Proxy Statement
kemper.com

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 04, 2016

KEMPER CORPORATION

KEMPER

KEMPER CORPORATION
ONE E. WACKER DRIVE
10TH FLOOR
CHICAGO, IL 60601

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

0000270327_1 R1.0.1.25

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 11, 2016
Date: May 04, 2016 **Time:** 8:00 AM CDT
Location: The Kemper Building
One East Wacker Drive
20th Floor
Chicago, IL 60601

BARCODE

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before April 20, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

0000270327_2 R1.0.1.25

Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

1A George N. Cochran

1B Kathleen M. Cronin

1C Douglas G. Geoga

1D Robert J. Joyce

1E Joseph P. Lacher, Jr.

1F Christopher B. Sarofim

1G David P. Storch

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

0000270327_3 R1.0.1.25

BARCODE

→ 0000 0000 0000 0000

Broadridge Internal Use Only
XXXXXXXXXX
XXXXXXXXXX
Cusip
Job #
Envelope #
Sequence #
of # Sequence

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000270327_4 R1.0.1.25

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

KEMPER

KEMPER CORPORATION
ONE E. WACKER DRIVE
10TH FLOOR
CHICAGO, IL 60601

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 3, 2016. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 2, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 3, 2016. Voting of all 401(k) Plan shares must be completed by 1:00 A.M. Central Daylight Time on May 2, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	George N. Cochran	☐	☐	☐
1B	Kathleen M. Cronin	☐	☐	☐
1C	Douglas G. Geoga	☐	☐	☐
1D	Robert J. Joyce	☐	☐	☐
1E	Joseph P. Lacher, Jr.	☐	☐	☐
1F	Christopher B. Sarofim	☐	☐	☐
1G	David P. Storch	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: The proxies are authorized to vote in their discretion on other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, custodian, or corporate officer, please give full title as such. Joint owners must each sign.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000270328_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

KEMPER CORPORATION
Annual Meeting of Shareholders
May 4, 2016 8:00 A.M. Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned appoints Joseph P. Lacher, Jr. and C. Thomas Evans, Jr. as proxies, each with the power of substitution, to vote all shares of KEMPER CORPORATION common stock of the undersigned held as of March 11, 2016, at the Annual Meeting of Shareholders to be held at 8:00 A.M., Central Daylight Time on May 4, 2016, at The Kemper Building, One East Wacker Drive, 20th Floor, Chicago, IL 60601, and any adjournment or postponement thereof, upon matters set forth on the reverse side of this card. This proxy card also constitutes confidential voting instructions for all shares, if any, credited to the account of the undersigned in the Kemper Corporation 401(k) Savings Plan (the Plan) to Wells Fargo Bank, N.A. as Trustee for the Plan. Voting instructions for Plan shares must be received by 1:00 A.M. Central Daylight Time on May 2, 2016.

This proxy, when properly executed and timely returned, will be voted as instructed herein by the undersigned shareholder. If returned without voting instructions for any of the proposals, this proxy will be voted FOR such proposals. However, any 401(k) Plan shares covered by any such proxy will instead be voted by the Plan trustee in proportion to all properly voted Plan shares, in accordance with the Plan document.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000270328_2 R1.0.1.25